                                                                  CONFORMED COPY

                                  $400,000,000

                                CREDIT AGREEMENT

                                   dated as of

                                December 13, 2001

                                      among

                         UNIVERSAL HEALTH SERVICES, INC.

                  THE ELIGIBLE SUBSIDIARIES REFERRED TO HEREIN

                             THE BANKS LISTED HEREIN

                              JPMORGAN CHASE BANK,
                             as Administrative Agent

                             BANK OF AMERICA, N.A.,
                              as Syndication Agent

                                       and

                            FIRST UNION NATIONAL BANK
                                       and
                              FLEET NATIONAL BANK,
                           as Co-Documentation Agents

                             ----------------------

                          J.P. Morgan Securities Inc.,
                        Lead Arranger and Sole Bookrunner

                                TABLE OF CONTENTS
                                -----------------

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                                                                            ----

                                    ARTICLE 1
                                   DEFINITIONS

SECTION 1.01. Definitions ...............................................     1
SECTION 1.02. Accounting Terms and Determinations .......................    20
SECTION 1.03. Types of Borrowings .......................................    21

                                    ARTICLE 2
                                   THE CREDITS

SECTION 2.01. Commitments to Lend .......................................    21
SECTION 2.02. Method of Committed Borrowing .............................    22
SECTION 2.03. Competitive Bid Borrowings ................................    23
SECTION 2.04. Notice to Banks; Funding of Loans .........................    27
SECTION 2.05. Notes .....................................................    28
SECTION 2.06. Maturity of Loans .........................................    28
SECTION 2.07. Interest Rates ............................................    29
SECTION 2.08. Fees ......................................................    33
SECTION 2.09. Optional Termination or Reduction of Commitments ..........    33
SECTION 2.10. Method of Electing Interest Rates .........................    33
SECTION 2.11. Scheduled Termination of Commitments ......................    36
SECTION 2.12. Optional Prepayments ......................................    36
SECTION 2.13. General Provisions as to Payments .........................    36
SECTION 2.14. Funding Losses ............................................    38
SECTION 2.15. Computation of Interest and Fees ..........................    38
SECTION 2.16. Letters of Credit .........................................    38
SECTION 2.17. Regulation D Compensation .................................    42
SECTION 2.18. Takeout of Swingline Loans ................................    42
SECTION 2.19. Increased Commitments, Additional Banks ...................    43
SECTION 2.20. Currency Equivalents ......................................    45

                                    ARTICLE 3
                                   CONDITIONS

SECTION 3.01. Effectiveness .............................................    46
SECTION 3.02. Borrowings and Issuances of Letters of Credit .............    47
SECTION 3.03. First Borrowing by Each Eligible Subsidiary ...............    48
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                                                                            PAGE
                                                                            ----

                                    ARTICLE 4
                         REPRESENTATIONS AND WARRANTIES

SECTION 4.01. Existence and Power .......................................    48
SECTION 4.02. Corporate and Governmental Authorization; No
   Contravention ........................................................    49
SECTION 4.03. Binding Effect ............................................    49
SECTION 4.04. Financial Information .....................................    49
SECTION 4.05. Litigation ................................................    50
SECTION 4.06. Ownership of Capital Stock of Subsidiaries ................    50
SECTION 4.07. Compliance with ERISA .....................................    50
SECTION 4.08. Environmental Matters .....................................    50
SECTION 4.09. Taxes .....................................................    51
SECTION 4.10. Not an Investment Company .................................    51
SECTION 4.11. Full Disclosure ...........................................    51

                                    ARTICLE 5
                                    COVENANTS

SECTION 5.01. Information ...............................................    52
SECTION 5.02. Payment of Obligations ....................................    55
SECTION 5.03. Maintenance of Property; Insurance ........................    55
SECTION 5.04. Conduct of Business and Maintenance of Existence ..........    56
SECTION 5.05. Compliance with Laws ......................................    56
SECTION 5.06. Inspection of Property, Books and Records .................    56
SECTION 5.07. Leverage Ratio ............................................    56
SECTION 5.08. Minimum Consolidated Net Worth ............................    56
SECTION 5.09. Fixed Charge Coverage .....................................    57
SECTION 5.10. Restricted Payments; Prepayments of Subordinated Debt .....    57
SECTION 5.11. Consolidations, Mergers, Sales of Assets, Dissolutions,
   Reorganizations, etc .................................................    57
SECTION 5.12. Subsidiary Debt ...........................................    58
SECTION 5.13. Use of Proceeds ...........................................    58
SECTION 5.14. Negative Pledge ...........................................    59

                                    ARTICLE 6
                                    DEFAULTS

SECTION 6.01. Events of Default .........................................    60
SECTION 6.02. Notice of Default .........................................    63
SECTION 6.03. Cash Cover ................................................    63

                                       ii
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                                                                            PAGE
                                                                            ----

                                    ARTICLE 7
                                   THE AGENTS

SECTION 7.01. Appointment and Authorization .............................    63
SECTION 7.02. Administrative Agent and Affiliates .......................    63
SECTION 7.03. Action by Administrative Agent ............................    63
SECTION 7.04. Consultation with Experts .................................    64
SECTION 7.05. Liability of Administrative Agent .........................    64
SECTION 7.06. Indemnification ...........................................    64
SECTION 7.07. Credit Decision ...........................................    64
SECTION 7.08. Successor Administrative Agent ............................    65
SECTION 7.09. Administrative Agent's Fee; Arranger Fee ..................    65
SECTION 7.10. Other Agents ..............................................    65

                                    ARTICLE 8
                             CHANGE IN CIRCUMSTANCES

SECTION 8.01. Basis for Determining Interest Rate Inadequate or Unfair...    66
SECTION 8.02. Illegality ................................................    66
SECTION 8.03. Increased Cost and Reduced Return .........................    67
SECTION 8.04. Taxes .....................................................    69
SECTION 8.05. Foreign Subsidiary Costs ..................................    70
SECTION 8.06. Base Rate Loans Substituted for Affected Fixed Rate Loans..    71
SECTION 8.07. Substitution of Bank ......................................    72

                                    ARTICLE 9
             REPRESENTATIONS AND WARRANTIES OF ELIGIBLE SUBSIDIARIES

SECTION 9.01. Corporate Existence and Power .............................    72
SECTION 9.02. Corporate Governmental Authorization; No Contravention.....    72
SECTION 9.03. Binding Effect ............................................    72
SECTION 9.04. Taxes .....................................................    73

                                   ARTICLE 10
                                    GUARANTY

SECTION 10.01. The Guaranty .............................................    73
SECTION 10.02. Guaranty Unconditional ...................................    73
SECTION 10.03. Discharge Only upon Payment in Full; Reinstatement In
   Certain Circumstances ................................................    74
SECTION 10.04. Waiver by the Company ....................................    74
SECTION 10.05. Subrogation ..............................................    74

                                      iii
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                                                                            PAGE
                                                                            ----

SECTION 10.06. Stay of Acceleration .....................................    75

                                   ARTICLE 11
                                 MISCELLANEOUS

SECTION 11.01. Notices ..................................................    75
SECTION 11.02. No Waivers ...............................................    75
SECTION 11.03. Expenses; Indemnification ................................    76
SECTION 11.04. Sharing of Set-Offs ......................................    76
SECTION 11.05. Amendments and Waivers ...................................    77
SECTION 11.06. Successors and Assigns ...................................    77
SECTION 11.07. Designated Lenders .......................................    79
SECTION 11.08. Collateral ...............................................    80
SECTION 11.09. Governing Law; Submission to Jurisdiction ................    80
SECTION 11.10. Counterparts; Integration ................................    80
SECTION 11.11. WAIVER OF JURY TRIAL .....................................    81
SECTION 11.12. Judgment Currency ........................................    81

Pricing Schedule
Commitment Schedule

Schedule 1 -- Subsidiaries

Schedule 2 -- Insurance

Exhibit A -- Note

Exhibit B -- Competitive Bid Quote Request

Exhibit C -- Invitation for Competitive Bid Quotes

Exhibit D -- Competitive Bid Quote

Exhibit E-1 -- Opinion of Counsel for the Borrower

Exhibit E-2 -- Opinion of the General Counsel of the Borrower

Exhibit F -- Opinion of Special Counsel for the Administrative Agent

                                       iv
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                                                                            PAGE
                                                                            ----

Exhibit G -- Election to Participate

Exhibit H -- Election to Terminate

Exhibit I -- Opinion of Counsel for an Eligible Subsidiary

Exhibit J -- Assignment and Assumption Agreement

Exhibit K -- Designation Agreement

                                CREDIT AGREEMENT

     AGREEMENT dated as of December 13, 2001 among UNIVERSAL HEALTH SERVICES, INC., the ELIGIBLE SUBSIDIARIES referred to herein, the BANKS listed on the signature pages hereof, JPMORGAN CHASE BANK, as Administrative Agent, BANK OF AMERICA, N.A., as Syndication Agent and FIRST UNION NATIONAL BANK and FLEET NATIONAL BANK, as Co-Documentation Agents.

     The parties hereto agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

     SECTION 1.01. Definitions. The following terms, as used herein, have the following meanings:

     "Absolute Rate Auction" means a solicitation of Competitive Bid Quotes setting forth Competitive Bid Absolute Rates pursuant to Section 2.03.

     "Acceptable Insurer" means an insurance company (i) having an A.M. Best rating of "A" or better and being in a financial size category of "X" or larger (as such category is defined as of the date hereof) or (ii) otherwise reasonably acceptable to the Required Banks.

     "Additional Bank" has the meaning set forth in Section 2.19. "Adjusted CD Rate" has the meaning set forth in Section 2.07(b).

     "Administrative Agent" means JPMorgan Chase Bank in its capacity as administrative agent for the Banks under the Loan Documents, and its successors in such capacity.

     "Administrative Questionnaire" means, with respect to each Bank, an administrative questionnaire in the form prepared by the Administrative Agent and submitted to the Administrative Agent (with a copy to the Company) duly completed by such Bank.

     "Agents" means the Administrative Agent, the Syndication Agent and the Co-Documentation Agents.

     "Alternative Currency" means Euro, British Sterling and Swedish Kronor; provided that any other currency (except Dollars) may also be an Alternative Currency if (i) the Company requests, by notice to the Administrative Agent, that such currency be included as an additional Alternative Currency for purposes of this Agreement, (ii) such currency is freely transferable and is freely convertible into Dollars in the London foreign exchange market, (iii) deposits in such currency are customarily offered to banks in the London interbank market and (iv) each Bank, by notice to the Administrative Agent, approves the inclusion of such currency as an additional Alternative Currency for purposes hereof. The Banks' approval of any such additional Alternative Currency may be limited to a specified maximum Dollar Amount or a specified period of time or both.

     "Alternative Currency Loan" means a Syndicated Loan that is made in an Alternative Currency pursuant to the applicable Notice of Committed Borrowing. Any Loan in the currency of a Participating Member State shall be denominated in Euro Units. Any Loan made in the currency of a Participating Member State before the date on which such Participating Member State adopts the Euro as its currency (the "Entry Date") and still outstanding on the Entry Date shall be prepaid on the last day of the Interest Period applicable thereto on the Entry Date.

     "Alternative Currency Sublimit" means a Dollar Amount equal to $75,000,000.

     "Applicable Lending Office" means, with respect to any Bank, (i) in the case of its Domestic Loans, its Domestic Lending Office, (ii) in the case of its Euro-Currency Loans, its Euro-Currency Lending Office, (iii) in the case of its Competitive Bid Loans, its Competitive Bid Lending Office and (iv) in the case of its Swingline Loans, its Swingline Lending Office.

     "Approved Fund" means any Fund that is administered or managed by (i) a Bank, (ii) an affiliate of a Bank or (iii) an entity or an affiliate of an entity that administers or manages a Bank.

     "Assessment Rate" has the meaning set forth in Section 2.07(b).

     "Bank" means each bank listed on the signature pages hereof, each Additional Bank or Eligible Assignee which becomes a Bank pursuant to Section
2.19 or 11.06(c), and their respective successors.

     "Base Rate" means, for any day, a rate per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of 1/2 of 1% plus the Federal Funds Rate for such day.

     "Base Rate Loan" means (i) a Syndicated Loan which bears interest at the Base Rate pursuant to the applicable Notice of Committed Borrowing or Notice of Interest Rate Election or the provisions of Article 8 or (ii) an overdue amount which was a Base Rate Loan immediately before it became overdue.

     "Benefit Arrangement" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

     "Borrower" means the Company or any Eligible Subsidiary, as the context may require, and their respective successors, and "Borrowers" means all of the foregoing. When used in relation to any Loan or Letter of Credit, references to "the Borrower" are to the particular Borrower to which such Loan is or is to be made or at whose request such Letter of Credit is or is to be issued.

     "Borrowing" has the meaning set forth in Section 1.03.

     "British Sterling" means the lawful currency of the United Kingdom.

     "CD Base Rate" has the meaning set forth in Section 2.07(b).

     "CD Loan" means (i) a Syndicated Loan which bears interest at a CD Rate pursuant to the applicable Notice of Committed Borrowing or Notice of Interest Rate election or (ii) an overdue amount which was a CD Loan immediately before it became overdue.

     "CD Margin" means a rate per annum determined in accordance with the Pricing Schedule.

     "CD Rate" means a rate of interest determined pursuant to Section 2.07(b) on the basis of an Adjusted CD Rate.

     "CD Reference Banks" means JPMorgan Chase Bank, Bank of America, N.A., First Union National Bank and Fleet National Bank.

     "Co-Documentation Agents" means First Union National Bank and Fleet National Bank in their capacity as co-documentation agents in respect of this Agreement.

     "Commitment" means (i) with respect to each Bank, the amount of such Bank's Commitment, as such amount is set forth opposite the name of such Bank on the Commitment Schedule, (ii) with respect to any Additional Bank, the amount of the Commitment assumed by it pursuant to Section 2.19 and (iii) with respect to any Eligible Assignee, the amount of the transferor Bank's Commitment assigned to it pursuant to Section 11.06(c), in each case as such amount may be changed from time to time pursuant to Section 2.09, 2.19 or 11.06(c); provided that, if the context so requires, the term "Commitment" means the obligation of a Bank to extend credit up to such amount to the Borrowers hereunder.

     "Commitment Schedule" means the Commitment Schedule attached hereto.

     "Committed Loan" means a Syndicated Loan or a Swingline Loan.

     "Company" means Universal Health Services, Inc., a Delaware corporation, and its successors.

     "Company's 2000 Form 10-K" means the Company's annual report on Form 10-K for 2000, as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

     "Company's Latest Form 10-Q" means the Company's quarterly report on Form 10-Q for the quarter ended September 30, 2001, as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

     "Competitive Bid Absolute Rate" has the meaning set forth in Section
2.03(d).

     "Competitive Bid Absolute Rate Loan" means a loan to be made by a Bank pursuant to an Absolute Rate Auction.

     "Competitive Bid Lending Office" means, as to each Bank, its Domestic Lending Office or such other office, branch or affiliate of such Bank as it may hereafter designate as its Competitive Bid Lending Office by notice to the Borrower and the Administrative Agent; provided that any Bank may from time to time by notice to the Company and the Administrative Agent designate separate

Competitive Bid Lending Offices for its Competitive Bid LIBOR Loans, on the one hand, and its Competitive Bid Absolute Rate Loans, on the other hand, in which case all references herein to the Competitive Bid Lending Office of such Bank will be deemed to refer to either or both of such offices, as the context may require.

     "Competitive Bid LIBOR Loan" means a loan to be made by a Bank pursuant to a LIBOR Auction (including such a loan bearing interest at the Base Rate pursuant to Section 8.01).

     "Competitive Bid Loan" means a Competitive Bid LIBOR Loan or a Competitive Bid Absolute Rate Loan.

     "Competitive Bid Margin" has the meaning set forth in Section
2.03(d)(ii)(C).

     "Consolidated Debt" means at any date the Debt of the Company and its Consolidated Subsidiaries (exclusive of the French Subsidiary Debt), determined on a consolidated basis as of such date; provided that from December 1 of any year to but not including June 30 of the following year Consolidated Debt shall not include amounts borrowed to fund the Voluntary Employment Benefit Association not exceeding the aggregate amount of employee benefits prepaid by the Company and its Consolidated Subsidiaries through payments to the Voluntary Employment Benefit Association during such period.

     "Consolidated EBITDA" means, for any period, the sum of (i) Consolidated Net Income for such period plus (ii) to the extent deducted in the determination thereof, Consolidated Interest Expense, depreciation and amortization expense and provision for income taxes plus (or minus) (iii) the amount of any material nonrecurring items of loss (or gain), adjusted to eliminate the effect of any such item on the provision for income taxes for such period minus (iv) the amount of debt service (i.e., interest, fees and any net reduction in outstanding principal balance) on the French Subsidiary Debt for such period.

     "Consolidated EBITDAR" means, for any period, Consolidated EBITDA for such period plus, to the extent deducted in determining Consolidated EBITDA for such period, Consolidated Rental Expense for such period.

     "Consolidated Finance Liabilities" means, at any date, the sum of (i) Consolidated Debt at such date plus (ii) eight times Consolidated Rental Expense for the period of four consecutive fiscal quarters most recently ended on or prior to such date.

     "Consolidated Interest Expense" means, for any period, the interest expense (net of interest income and exclusive of interest on the French Subsidiary Debt) of the Company and its Consolidated Subsidiaries determined on a consolidated basis for such period.

     "Consolidated Net Income" for any period means the consolidated net income of the Company and its Consolidated Subsidiaries determined on a consolidated basis for such period.

     "Consolidated Net Worth" means at any date the consolidated stockholders' equity of the Company and its Consolidated Subsidiaries, determined as of such date.

     "Consolidated Net Tangible Assets" means, at any date, the Net Tangible Assets of the Company and its Consolidated Subsidiaries determined on a consolidated basis as of such date.

     "Consolidated Rental Expense" means, for any period, the lease and rental expense of the Company and its Consolidated Subsidiaries under all leases (other than capital leases), determined on a consolidated basis for such period.

     "Consolidated Subsidiary" means at any date any Subsidiary or other entity the accounts of which would be consolidated with those of the Company in its consolidated financial statements if such statements were prepared as of such date.

     "Credit Exposure" means, with respect to any Bank at any time, (i) the amount of its Commitment (whether used or unused) at such time or (ii) if the Commitments have terminated in their entirety, the sum of the aggregate Dollar Amount of its Loans at such time (including any participations in Swingline Loans purchased by it and excluding any participations in Swingline Loans sold by it) plus its Letter of Credit Liabilities at such time.

     "Debt" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee which are capitalized in accordance with generally accepted accounting principles, (v) all non-contingent obligations (and, for purposes of Section 5.14 and the definitions of Material Debt and Material Financial Obligations, all contingent obligations) of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument, (vi) all Debt secured by a Lien on any asset of such Person, whether or not such Debt is otherwise an obligation of such Person, and (vii) all Debt of others Guaranteed by such Person.

     "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

     "Derivatives Obligations" of any Person means all obligations of such Person in respect of any rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of the foregoing transactions) or any combination of the foregoing transactions.

     "Designated Lender" means, with respect to any Designating Bank, an Approved Fund designated by it pursuant to Section 11.07(a) as a Designated Lender for purposes of this Agreement.

     "Designating Bank" means, with respect to each Designated Lender, the Bank that designated such Designated Lender pursuant to Section 11.07(a).

     "Dollar Amount" means, at any time:

          (i) with respect to any Dollar-Denominated Loan, the principal amount thereof then outstanding;

          (ii) with respect to any Alternative Currency Loan, the principal amount thereof then outstanding in the relevant Alternative Currency, converted to Dollars in accordance with Section 2.20(a); and

          (iii) with respect to any Letter of Credit Liabilities, (A) if denominated in Dollars, the amount thereof and (B) if denominated in an Alternative Currency, the amount thereof converted to Dollars in accordance with Section 2.20(b).

     "Dollar-Denominated Loan" means a Loan that is made in Dollars pursuant to the applicable Notice of Borrowing.

     "Dollars" and the sign "$" mean lawful currency of the United States.

     "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

     "Domestic Lending Office" means, as to each Bank, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Bank may hereafter designate as its Domestic Lending Office by notice to the Company and the Administrative Agent; provided that any Bank may so designate separate Domestic Lending Offices for its Base Rate Loans, on the one hand, and its CD Loans, on the other hand, in which case all references herein to the Domestic Lending Office of such Bank shall be deemed to refer to either or both of such offices, as the context may require.

     "Domestic Loans" means CD Loans or Base Rate Loans or both.

     "Domestic Reserve Percentage" has the meaning set forth in Section 2.07(b).

     "Effective Date" means the date this Agreement becomes effective in accordance with Section 3.01.

     "Election to Participate" means an Election to Participate substantially in the form of Exhibit G hereto.

     "Election to Terminate" means an Election to Terminate substantially in the form of Exhibit H hereto.

     "Eligible Assignee" means (i) a Bank; (ii) an affiliate of a Bank; (iii) an Approved Fund; and (iv) any other Person (other than a natural Person) approved by the Administrative Agent, the Issuing Banks and, so long as no Event of Default shall have occurred and be continuing, the Company (each such approval not to be unreasonably withheld or delayed).

     "Eligible Subsidiary" means any Majority-Owned Consolidated Subsidiary as to which an Election to Participate shall have been delivered to the Administrative Agent and as to which an Election to Terminate with respect to such Election to Participate shall not have been delivered to the Administrative Agent. Each such Election to Participate and Election to Terminate shall be duly executed on behalf of such Majority-Owned Consolidated Subsidiary and the Company in such number of copies as the Administrative Agent may request. If at any time a Subsidiary theretofore designated as an Eligible Subsidiary no longer qualifies as a Majority-Owned Consolidated Subsidiary, the Company shall cause to be delivered to the Administrative Agent an Election to Terminate terminating the status of such Subsidiary as an Eligible Subsidiary. The delivery of an Election to Terminate shall not affect any obligation of an Eligible Subsidiary theretofore incurred or the Company's guaranty thereof. The Administrative Agent shall promptly give notice to the Banks of the receipt of any Election to Participate or Election to Terminate.

     "EMU Legislation" means legislative measures of the Council of the European Union for the introduction of, changeover to or operation of the Euro.

     "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to the environment, the effect of the environment on human health or to emissions, discharges or releases of pollutants, contaminants, Hazardous Substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean-up or other remediation thereof.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

     "ERISA Group" means the Company, any Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Company or any Subsidiary, are treated as a single employer under Section 414 of the Internal Revenue Code.

     "Euro" means the single currency of the Participating Member States in the Third Stage.

     "Euro-Currency Business Day" means a Euro-Dollar Business Day, unless such term is used in connection with an Alternative Currency Loan, in which case such day shall only be a Euro-Currency Business Day if commercial banks are open for international business (including dealings in deposits in such Alternative Currency) in both London and the place designated by the Administrative Agent for funds to be paid or made available in such Alternative Currency.

     "Euro-Currency Lending Office" means, as to each Bank, its office, branch or affiliate located at its address set forth in its Administrative

Questionnaire (or identified in its Administrative Questionnaire as its Euro-Currency Lending Office) or such other office, branch or affiliate of such Bank as it may hereafter designate as its Euro-Currency Lending Office by notice to the Company and the Administrative Agent; provided that any Bank may from time to time by notice to the Borrower and the Administrative Agent designate separate Euro-Currency Lending Offices for its Loans in different currencies, in which case all references herein to the Euro-Currency Lending Office of such Bank shall be deemed to refer to any or all of such offices, as the context may require.

     "Euro-Currency Loan" means either a Euro-Dollar Loan or an Alternative Currency Loan.

     "Euro-Currency Margin" means a rate per annum determined in accordance with the Pricing Schedule.

     "Euro-Currency Reference Banks" means the principal London offices of JPMorgan Chase Bank, Bank of America, N.A., First Union National Bank and Fleet National Bank.

     "Euro-Currency Rate" means a rate of interest determined pursuant to
Section 2.07(c) on the basis of a London Interbank Offered Rate.

     "Euro-Currency Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to the United States residents).

     "Euro-Dollar Business Day" means any Domestic Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in London.

     "Euro-Dollar Loan" means (i) a Syndicated Loan denominated in Dollars which bears interest at a Euro-Currency Rate pursuant to the applicable Notice of Committed Borrowing or Notice of Interest Rate Election or (ii) an overdue amount which was a Euro-Dollar Loan immediately before it became overdue.

     "Euro Unit" means the currency unit of the Euro.

     "Event of Default" has the meaning set forth in Section 6.01.

     "Evergreen Letter of Credit" means a Letter of Credit that is automatically extended unless the Issuing Bank gives notice to the beneficiary thereof stating that such Letter of Credit will not be extended.

     "Existing Credit Agreement" means the Credit Agreement dated as of July 8, 1997 among the Company, the banks parties thereto and Morgan Guaranty Trust Company of New York, as agent, as amended to the Effective Date.

     "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100(th) of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to JPMorgan Chase Bank on such day on such transactions as determined by the Administrative Agent.

     "Fixed Charge Coverage Ratio" means, at any date, the ratio of Consolidated EBITDAR to Fixed Charges for the period of four consecutive fiscal quarters most recently ended on or prior to such date.

     "Fixed Charges" means, for any period, the sum of Consolidated Interest Expense and Consolidated Rental Expense for such period.

     "Fixed Rate Loans" means CD Loans, Euro-Currency Loans, Swingline Loans or Competitive Bid Loans (excluding Swingline Loans or Competitive Bid LIBOR Loans bearing interest at the Base Rate) or any combination of the foregoing.

     "French Subsidiary" means, at any time, Health Partners Sarl and any direct or indirect Subsidiary thereof.

     "French Subsidiary Debt" means Debt of any French Subsidiary which is not recourse to, Guaranteed by or otherwise Debt of the Company or any Subsidiary other than a French Subsidiary, to the extent the outstanding principal amount thereof does not exceed $50,000,000 (or the equivalent in other currencies).

     "Fund" means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

     "Group" means at any time a group of Loans consisting of (i) all Loans which are Base Rate Loans at such time, (ii) all Euro-Currency Loans denominated in the same currency and having the same Interest Period at such time or (iii) all CD Loans having the same Interest Period at such time, provided that, if a Committed Loan of any particular Bank is converted to or made as a Base Rate Loan pursuant to Article 8, such Loan shall be included in the same Group or Groups of Loans from time to time as it would have been if it had not been so converted or made.

     "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

     "Hazardous Substances" means any toxic, radioactive, caustic or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics.

     "Indemnitee" has the meaning set forth in Section 9.03(b).

     "Interest Period" means: (1) with respect to each Euro-Currency Loan, the period commencing on the date of borrowing specified in the applicable Notice of Borrowing or on the date specified in the applicable Notice of Interest Rate Election and ending one, two, three or six months thereafter, as the Borrower may elect in the applicable notice, provided that:

          (a) any Interest Period which would otherwise end on a day which is not a Euro-Currency Business Day shall be extended to the next succeeding Euro-Currency Business Day unless such Euro-Currency Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Currency Business Day;

          (b) any Interest Period which begins on the last Euro-Currency Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Currency Business Day of a calendar month; and

          (c) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date;

     (2) with respect to each CD Loan, the period commencing on the date of borrowing specified in the applicable Notice of Borrowing or on the date specified in the applicable Notice of Interest Rate election and ending 30, 60, 90 or 180 days thereafter, as the Borrower may elect in the applicable Notice of Borrowing; provided that:

          (a) any Interest Period (other than an Interest Period determined pursuant to clause (b) below) which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day; and

          (b) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date;

     (3) with respect to each Swingline Loan, the period commencing on the date of borrowing specified in the applicable Notice of Borrowing and ending such number of days thereafter (but not more than 14 days) as the Borrower may elect in such notice; provided that:

          (a) any Interest Period (other than an Interest Period determined pursuant to clause (b) below) which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day; and

          (b) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date;

     (4) with respect to each Competitive Bid LIBOR Loan, the period commencing on the date of borrowing specified in the applicable Notice of

Borrowing and ending such whole number of months thereafter as the Borrower may elect in accordance with Section 2.03; provided that:

          (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall, subject to clause (c) below, be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

          (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of a calendar month; and

          (c) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date; and

     (5) with respect to each Competitive Bid Absolute Rate Loan, the period commencing on the date of borrowing specified in the applicable Notice of Borrowing and ending such number of days thereafter (but not less than 7 days) as the Borrower may elect in accordance with Section 2.03; provided that:

          (a) any Interest Period (other than an Interest Period determined pursuant to clause (b) below) which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day; and

          (b) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date;

     "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, or any successor statute.

     "Issuing Bank" means any Bank that may agree to issue letters of credit hereunder pursuant to an instrument in form satisfactory to the Company, such Bank and the Administrative Agent, in its capacity as issuer of a Letter of Credit hereunder.

     "Letter of Credit" means a letter of credit to be issued hereunder by the Issuing Bank in accordance with Section 2.16.

     "Letter of Credit Liabilities" means, for any Bank and at any time, such Bank's ratable participation in the sum of (x) the amounts then owing by the Borrower in respect of amounts drawn under Letters of Credit and (y) the aggregate amount then available for drawing under all Letters of Credit.

     "Leverage Ratio" means, at any date, the ratio of (i) Consolidated Finance Liabilities at such date to (ii) the sum of such Consolidated Finance Liabilities plus Consolidated Net Worth at such date.

     "LIBOR Auction" means a solicitation of Competitive Bid Quotes setting forth Competitive Bid Margins based on the London Interbank Offered Rate pursuant to Section 2.03.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest, in respect of such asset. For the purposes of this Agreement, the Company or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

     "Loan" means a Committed Loan or a Competitive Bid Loan and "Loans" means Committed Loans or Competitive Bid Loans or both.

     "Loan Documents" means this Agreement and the Notes.

     "London Interbank Offered Rate" has the meaning set forth in Section
2.07(c).

     "Majority-Owned Consolidated Subsidiary" means any Consolidated Subsidiary the majority of the shares of capital stock or other ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by the Borrower.

     "Material Adverse Effect" means a material adverse effect on the business, condition (financial or otherwise), properties, results of operations or prospects of the Company and its Consolidated Subsidiaries, considered as a whole.

     "Material Debt" means Debt (other than the Loans and the French Subsidiary
Debt) of the Company and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, in an aggregate principal amount exceeding $5,000,000.

     "Material Financial Obligation" means a principal or face amount of Debt (other than the French Subsidiary Debt) and/or payment or collateralization obligations in respect of Derivatives Obligations and/or Synthetic Leases of the Company and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, exceeding in the aggregate $5,000,000.

     "Material Plan" means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of $5,000,000.

     "Multiemployer Plan" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five-year period.

     "National Currency Unit" or "NCU" means the unit of currency (other than a Euro Unit) of a Participating Member State.

     "Net Tangible Assets" means, as to any Person or other business unit, its gross assets, net of depreciation and other proper reserves, less its goodwill and other intangible assets.

     "Notes" means promissory notes of a Borrower, substantially in the form of Exhibit A hereto, evidencing the obligation of such Borrower to repay the Loans made to it, and "Note" means any one of such promissory notes issued hereunder.

     "Notice of Borrowing" means a Notice of Committed Borrowing (as defined in Section 2.03) or a Notice of Competitive Bid Borrowing (as defined in Section 2.03(f)).

     "Notice of Interest Rate Election" has the meaning set forth in Section 2.10(b).

     "Notice of Issuance" has the meaning set forth in Section 2.16(b).

     "Outstanding Committed Amount" means, as to any Bank at any time, the sum of (i) the aggregate Dollar Amount of Committed Loans made by it outstanding at such time, plus (ii) the aggregate Dollar Amount of its Letter of

Credit Liabilities at such time, plus (iii) in the case of any Bank other than the Swingline Bank, the aggregate amount of its participating interests in any Unrefunded Swingline Loans.

     "Parent" means, with respect to any Bank, any Person controlling such Bank.

     "Participant" has the meaning set forth in Section 11.06(b).

     "Participating Member States" means those members of the European Union from time to time which adopt a single, shared currency in the Third Stage.

     "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

     "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     "Plan" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

     "Pricing Schedule" means the Pricing Schedule attached hereto.

     "Prime Rate" means the rate of interest publicly announced by JPMorgan Chase Bank in New York City from time to time as its Prime Rate.

     "Quarterly Date" means each March 31, June 30, September 30 and December
31.

     "Receivables Financing" means a financing arrangement among the Company, certain Subsidiaries of the Company, including a wholly-owned special purpose Subsidiary of the Company and certain other parties pursuant to which Subsidiaries of the Company will sell substantially all of their accounts receivable from time to time to the special purpose Subsidiary of the Company which will, in turn, sell or pledge such receivables to certain investors for an aggregate purchase price outstanding not at any time in excess of $150,000,000.

     "Reference Banks" means the CD Reference Banks or the Euro-Dollar Reference Banks, as the context may require, and "Reference Bank" means any one of such Reference Banks.

     "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

     "Reimbursement Obligation" has the meaning set forth in Section 2.16(d).

     "Required Banks" means at any time Banks more than 50% of the aggregate amount of the Credit Exposures at such time.

     "Restricted Payment" means (i) any dividend or other distribution on any shares of the Company's capital stock (except dividends payable solely in shares of its common stock) or (ii) any payment on account of the purchase, redemption, retirement or acquisition of (a) any shares of the Company's capital stock (except shares acquired upon the conversion thereof into shares of its common stock) or (b) any option, warrant or other right to acquire shares of the Company's capital stock.

     "Revolving Credit Period" means the period from and including the Effective Date to but excluding the Termination Date.

     "Spot Rate" means, for any Alternative Currency on any day, the average of the Administrative Agent's spot buying and selling rates for the exchange of such Alternative Currency and Dollars as of approximately 11:00 A.M. (London time) on such day.

     "Subordinated Debt" of any Person means all Debt which (i) by its terms is not required to be repaid, in whole or in part, before the Termination Date,
(ii) bears interest at rates not greater than such Person shall reasonably determine to be the prevailing market rate, at the time such Subordinated Debt is issued, for interest on comparable subordinated debt issued by comparable issuers, (iii) is subordinated in right of payment to such Person's indebtedness, obligations and liabilities to the Banks under the Loan Documents pursuant to payment and subordination provisions satisfactory in form and substance to the Required Banks and (iv) is issued pursuant to loan documents having covenants and events of default that are satisfactory in form and substance to the Required Banks but that in no event are less favorable, including with respect to rights of acceleration, to the Borrower than the terms hereof.

     "Subsidiary" means, as to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person; unless otherwise specified, "Subsidiary" means a Subsidiary of the Company. The term "Subsidiary" shall include, without limitation, each partnership or limited liability company in which the Company or one of its Subsidiaries is a partner or member, as the case may be, which operates surgical care centers or other health care facilities.

     "Swedish Kronor" means the lawful currency of the Kingdom of Sweden.

     "Swingline Bank" means JPMorgan Chase Bank, and its successors.

     "Swingline Lending Office" means, as to the Swingline Bank, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Swingline Lending Office) or such other office as such Bank may hereafter designate as its Swingline Lending Office by notice to the Company and the Administrative Agent.

     "Swingline Loan" means a loan made by the Swingline Bank pursuant to
Section 2.01(b).

     "Swingline Takeout Loan" means a Base Rate Loan made pursuant to Section 2.18.

     "Syndicated Loan" means a Loan made by a Bank pursuant to Section 2.01(a); provided that, if any such loan or loans (or portions thereof) are combined or subdivided pursuant to a Notice of Interest Rate Election, the term "Syndicated Loan" shall refer to the combined principal amount resulting from such combination or to each of the separate principal amounts resulting from such subdivision, as the case may be.

     "Syndication Agent" means Bank of America, N.A., in its capacity as syndication agent in respect of this Agreement.

     "Synthetic Lease" means a lease as to which (i) the obligations of the lessee are not capitalized in accordance with generally accepted accounting principles but (ii) the lessee is treated as owner of the leased property for purposes of the Internal Revenue Code.

     "Termination Date" means December 13, 2006, or, if such day is not a Euro-Dollar Business Day, the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the Termination Date shall be the next preceding Euro-Dollar Business Day.

     "Third Stage" means the third stage of European economic and monetary union pursuant to the Treaty on European Union.

     "Total Outstanding Amount" means, at any time, the aggregate Dollar Amount of all Loans outstanding at such time plus the aggregate Dollar Amount of the Letter of Credit Liabilities of all Banks at such time.

     "Treaty on European Union" means the Treaty of Rome of March 25, 1957, as amended by the Single European Act 1986 and the Maastricht Treaty (which was signed at Maastricht on February 7, 1992, and came into force on November 1,
1993), as amended from time to time.

     "Unfunded Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

     "United States" means the United States of America, including the States and the District of Columbia, but excluding its territories and possessions.

     "Unrefunded Swingline Loans" has the meaning set forth in Section 2.18(b).

     "Wholly-Owned Consolidated Subsidiary" means any Consolidated Subsidiary all of the shares of capital stock or other ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by the Borrower.

     SECTION 1.02. Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Company's independent public accountants) with the most recent audited consolidated financial statements of the

Company and its Consolidated Subsidiaries delivered to the Banks; provided that, if the Company notifies the Administrative Agent that the Company wishes to amend any covenant in Article V to eliminate the effect of any change in generally accepted accounting principles on the operation of such covenant (or if the Administrative Agent notifies the Company that the Required Banks wish to amend Article V for such purpose), then the Company's compliance with such covenant shall be determined on the basis of generally accepted accounting principles in effect immediately before the relevant change in generally accepted accounting principles became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Company and the Required Banks.

     SECTION 1.03. Types of Borrowings. The term "Borrowing" denotes the aggregation of Loans of one or more Banks to be made to a single Borrower pursuant to Article 2 in the same currency on the same date, all of which Loans are of the same type (subject to Article 8) and, except in the case of Base Rate Loans, have the same initial Interest Period. Borrowings are classified for purposes of this Agreement either by reference to the pricing of Loans comprising such Borrowing (e.g., a "Fixed Rate Borrowing" is a Euro-Currency Borrowing, a CD Borrowing, a Swingline Borrowing or a Competitive Bid Borrowing (excluding any such Borrowing consisting of Swingline Loans or Competitive Bid LIBOR Loans bearing interest at the Base Rate), and a "Euro-Currency Borrowing" is a Borrowing comprised of Euro-Dollar Loans) or by reference to the provisions of Article 2 under which participation therein is determined (i.e., a "Syndicated Borrowing" is a Borrowing under Section 2.01(a) in which all Banks participate in proportion to their Commitments, while a "Competitive Bid Borrowing" is a Borrowing under Section 2.03 in which the Bank participants are determined on the basis of their bids in accordance therewith).

                                    ARTICLE 2
                                   THE CREDITS

     SECTION 2.01. Commitments to Lend. (a) Syndicated Loans. During the Revolving Credit Period each Bank severally agrees, on the terms and conditions set forth in this Agreement, to make Loans denominated in Dollars or in an Alternative Currency to any Borrower from time to time in amounts such that (i) such Bank's Outstanding Committed Amount shall not exceed its Commitment and
(ii) the Total Outstanding Amount shall not exceed the aggregate amount of the Commitments. Each Borrowing under this subsection (other than a Swingline Takeout Borrowing) shall be in a minimum aggregate Dollar Amount of $5,000,000 and, in the case of a Dollar-Denominated Borrowing, a multiple of

$1,000,000 (except that any such Borrowing may be in the aggregate amount available to the Borrowers in accordance with Section 3.02) and shall be made from the several Banks ratably in proportion to their respective Commitments. Within the foregoing limits, the Borrower may borrow under this Section, repay, or to the extent permitted by Section 2.12, prepay Loans and reborrow at any time during the Revolving Credit Period under this Section.

     (b) Swingline Loans. From time to time prior to the Termination Date, the Swingline Bank agrees, on the terms and conditions set forth in this Agreement, to make loans to the Company in Dollars pursuant to this subsection from time to time in amounts such that (i) its Outstanding Committed Amount shall not exceed the amount of its Commitment and (ii) the aggregate principal amount of Swingline Loans at any time outstanding shall not exceed $20,000,000. Within the foregoing limits, the Company may borrow under this subsection, repay or, to the extent permitted by Section 2.12, prepay Loans and reborrow at any time during the Revolving Credit Period under this subsection; provided that the proceeds of a Swingline Borrowing may not be used, in whole or in part, to refund any prior Swingline Borrowing. Each Borrowing under this subsection 2.01(b) shall be in an aggregate principal amount of $2,000,000 or any larger multiple of $500,000 (except that any such Borrowing may be in the aggregate amount available in accordance with Section 3.02).

     SECTION 2.02. Method of Committed Borrowing. The Borrower shall give the Administrative Agent notice (a "Notice of Committed Borrowing") (i) not later than 11:00 A.M. (New York City time) on (w) the date of each Base Rate Borrowing, (x) the second Domestic Business Day before each CD Borrowing, (y) the third Euro-Dollar Business Day before each Euro-Dollar Borrowing, and (z) the fourth Euro-Currency Business Day before each Alternative Currency Borrowing and (ii) not later than 2:00 P.M. (New York City time) on the date of each Swingline Borrowing, specifying:

     (a) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Domestic Borrowing or a Swingline Borrowing and a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing;

     (b) the currency and the aggregate amount (in such currency) of such Borrowing;

     (c) whether the Loans comprising such Borrowing are to be Swingline Loans;

     (d) in the case of a Syndicated Borrowing in Dollars, whether the Loans comprising such Borrowing are to bear interest initially at the Base Rate, a CD Rate or a Euro-Currency Rate; and

     (e) in the case of a Fixed Rate Borrowing, the duration of the initial Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

     SECTION 2.03. Competitive Bid Borrowings. (a) The Competitive Bid Option. In addition to Committed Borrowings pursuant to Section 2.01, the Borrower may, as set forth in this Section, request the Banks to make offers to make Competitive Bid Loans in Dollars to the Borrower from time to time during the Revolving Credit Period. The Banks may, but shall have no obligation to, make such offers and the Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this Section.

     (b) Competitive Bid Quote Request. When the Borrower wishes to request offers to make Competitive Bid Loans under this Section, it shall transmit to the Administrative Agent by telex or facsimile a Competitive Bid Quote Request substantially in the form of Exhibit B hereto so as to be received not later than 10:30 A.M. (New York City time) on (x) the fifth Euro-Dollar Business Day before the date of Borrowing proposed therein, in the case of a LIBOR Auction or
(y) the Domestic Business Day next preceding the date of Borrowing proposed therein, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Administrative Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Competitive Bid Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective) specifying:

          (i) the proposed date of Borrowing, which shall be a Euro-Dollar Business Day in the case of a LIBOR Auction or a Domestic Business Day in the case of an Absolute Rate Auction,

          (ii) the aggregate amount of such Borrowing, which shall be $5,000,000 or a larger multiple of $1,000,000,

          (iii) the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period, and

          (iv) whether the Competitive Bid Quotes requested are to set forth a Competitive Bid Margin or a Competitive Bid Absolute Rate.

The Borrower may request offers to make Competitive Bid Loans for more than one Interest Period in a single Competitive Bid Quote Request. No Competitive Bid Quote Request shall be given within five Euro-Dollar Business Days (or such other number of days as the Borrower and the Administrative Agent may agree) of any other Competitive Bid Quote Request.

     (c) Invitation for Competitive Bid Quotes. Promptly after receiving a Competitive Bid Quote Request, the Administrative Agent shall send to the Banks by telex or facsimile an Invitation for Competitive Bid Quotes substantially in the form of Exhibit C hereto, which shall constitute an invitation by the Borrower to each Bank to submit Competitive Bid Quotes offering to make the Competitive Bid Loans to which such Competitive Bid Quote Request relates in accordance with this Section.

     (d) Submission and Contents of Competitive Bid Quotes. (i) Each Bank may submit a Competitive Bid Quote containing an offer or offers to make Competitive Bid Loans in response to any Invitation for Competitive Bid Quotes. Each Competitive Bid Quote must comply with the requirements of this subsection 2.03(d) and must be submitted to the Administrative Agent by telex or facsimile at its address referred to in Section 11.01 not later than (x) 2:00 P.M. (New York City time) on the fourth Euro-Dollar Business Day before the proposed date of Borrowing, in the case of a LIBOR Auction or (y) 9:30 A.M. (New York City time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Administrative Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Competitive Bid Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective); provided that Competitive Bid Quotes submitted by the Administrative Agent (or any affiliate of the Administrative Agent) in the capacity of a Bank may be submitted, and may only be submitted, if the Administrative Agent or such affiliate notifies the Borrower of the terms of the offer or offers contained therein not later than (x) one hour before the deadline for the other Banks, in the case of a LIBOR Auction or (y) 15 minutes before the deadline for the other Banks, in the case of an Absolute Rate Auction. Subject to Articles 3 and 8, any Competitive Bid Quote so made shall not be revocable except with the written consent of the Administrative Agent given on the instructions of the Borrower.

          (ii) Each Competitive Bid Quote shall be substantially in the form of Exhibit D hereto and shall in any case specify:

               (A) the proposed date of Borrowing,

               (B) the principal amount of the Competitive Bid Loan for which each such offer is being made, which principal amount (w) may be greater than or less than the Commitment of the quoting Bank, (x) must be $5,000,000 or a larger multiple of $1,000,000, (y) may not exceed the principal amount of Competitive Bid Loans for which offers were requested and (z) may be subject to an aggregate limitation as to the principal amount of Competitive Bid Loans for which offers being made by such quoting Bank may be accepted,

               (C) in the case of a LIBOR Auction, the margin above or below the applicable London Interbank Offered Rate (the "Competitive Bid Margin") offered for each such Competitive Bid Loan, expressed as a percentage (specified to the nearest 1/10,000(th) of 1%) to be added to or subtracted from such base rate,

               (D) in the case of an Absolute Rate Auction, the rate of interest per annum (specified to the nearest 1/10,000(th) of 1%) (the "Competitive Bid Absolute Rate") offered for each such Competitive Bid Loan, and

               (E) the identity of the quoting Bank.

A Competitive Bid Quote may set forth up to five separate offers by the quoting Bank with respect to each Interest Period specified in the related Invitation for Competitive Bid Quotes.

          (iii) Any Competitive Bid Quote shall be disregarded if it:

               (A) is not substantially in conformity with Exhibit D hereto or does not specify all of the information required by subsection (d)(ii) above;

               (B) contains qualifying, conditional or similar language;

               (C) proposes terms other than or in addition to those set forth in the applicable Invitation for Competitive Bid Quotes; or

               (D) arrives after the time set forth in subsection (d)(i).

     (e) Notice to Borrower. The Administrative Agent shall promptly notify the Borrower of the terms of (i) any Competitive Bid Quote submitted by a Bank that is in accordance with subsection (d) and (ii) any Competitive Bid Quote that amends, modifies or is otherwise inconsistent with a previous Competitive Bid Quote submitted by such Bank with respect to the same Competitive Bid Quote Request. Any such subsequent Competitive Bid Quote shall be disregarded by the Administrative Agent unless such subsequent Competitive Bid Quote is submitted solely to correct a manifest error in such former Competitive Bid Quote. The Administrative Agent's notice to the Borrower shall specify (A) the aggregate principal amount of Competitive Bid Loans for which offers have been received for each Interest Period specified in the related Competitive Bid Quote Request,
(B) the respective principal amounts and Competitive Bid Margins or Competitive Bid Absolute Rates, as the case may be, so offered and (C) if applicable, limitations on the aggregate principal amount of Competitive Bid Loans for which offers in any single Competitive Bid Quote may be accepted.

     (f) Acceptance and Notice by Borrower. Not later than 10:30 A.M. (New York City time) on (x) the third Euro-Dollar Business Day before the proposed date of Borrowing, in the case of a LIBOR Auction or (y) the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Administrative Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Competitive Bid Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective), the Borrower shall notify the Administrative Agent of its acceptance or non-acceptance of the offers so notified to it pursuant to subsection (e). In the case of acceptance, such notice (a "Notice of Competitive Bid Borrowing") shall specify the aggregate principal amount of offers for each Interest Period that are accepted. The Borrower may accept any Competitive Bid Quote in whole or in part; provided that:

          (i) the aggregate principal amount of each Competitive Bid Borrowing may not exceed the applicable amount set forth in the related Competitive Bid Quote Request;

          (ii) the principal amount of each Competitive Bid Borrowing must be $5,000,000 or a larger multiple of $1,000,000;

          (iii) acceptance of offers may only be made on the basis of ascending Competitive Bid Margins or Competitive Bid Absolute Rates, as the case may be; and

          (iv) the Borrower may not accept any offer that is described in subsection (d)(iii) or that otherwise fails to comply with the requirements of this Agreement.

     (g) Allocation by Administrative Agent. If offers are made by two or more Banks with the same Competitive Bid Margins or Competitive Bid Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which such offers are accepted for the related Interest Period, the principal amount of Competitive Bid Loans in respect of which such offers are accepted shall be allocated by the Administrative Agent among such Banks as nearly as possible (in multiples of $1,000,000, as the Administrative Agent may deem appropriate) in proportion to the aggregate principal amounts of such offers. Determinations by the Administrative Agent of the amounts of Competitive Bid Loans shall be conclusive in the absence of manifest error.

     SECTION 2.04. Notice to Banks; Funding of Loans.

     (a) Upon receipt of a Notice of Borrowing, the Administrative Agent shall promptly (but in any event on the same day) notify each Bank of the contents thereof and of such Bank's ratable share (if any) of such Borrowing and such Notice of Borrowing shall not thereafter be revocable by the Borrower.

     (b) On the date of each Borrowing, each Bank participating therein shall make available its ratable share of such Borrowing:

          (A) if such Borrowing is to be made in Dollars, not later than 12:00 Noon (New York City time), in Federal or other funds immediately available in New York City, to the Administrative Agent at its office specified in or pursuant to Section 11.01; or

          (B) if such Borrowing is to be made in an Alternative Currency, in such Alternative Currency (in such funds as may then be customary for the settlement of international transactions in such Alternative Currency) to the account of the Administrative Agent at such time and place as shall have been notified by the Administrative Agent to the Borrower and the Banks.

Unless the Administrative Agent determines that any applicable condition specified in Article 3 has not been satisfied, the Administrative Agent will make the funds so received from the Banks available to the Borrower at the aforesaid address.

     (c) Unless the Administrative Agent shall have received notice from a Bank prior to the date of any Borrowing that such Bank will not make available to the Administrative Agent such Bank's share of such Borrowing, the Administrative Agent may assume that such Bank has made such share available to the Administrative Agent on the date of such Borrowing in accordance with subsections (b) of this Section 2.04 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such share available to the Administrative Agent, such Bank and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at the Federal Funds Rate (if such Borrowing is in Dollars) or the applicable London Interbank Offered Rate (if such Borrowing is in an Alternative Currency). If such Bank shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Bank's Loan included in such Borrowing for purposes of this Agreement.

     SECTION 2.05. Notes. (a) The Loans of each Bank to each Borrower shall be evidenced by a single Note of such Borrower payable to the order of such Bank for the account of its Applicable Lending Office in an amount equal to the aggregate unpaid principal amount of such Bank's Loans to such Borrower.

     (b) Each Bank may, by notice to the Borrower and the Administrative Agent, request that its Loans of a particular currency or type be evidenced by a separate Note in an amount equal to the aggregate unpaid principal amount of such Loans. Each such Note shall be in substantially the form of Exhibit A hereto with appropriate modifications to reflect the fact that it evidences solely Loans of the relevant type. Each reference in this Agreement to the "Note" of such Bank shall be deemed to refer to and include any or all of such Notes, as the context may require.

     (c) Upon receipt of each Bank's Note pursuant to Section 3.01(a), the Administrative Agent shall forward such Note to such Bank. Each Bank shall record the date, currency, amount, type and maturity of each Loan made by it and the date and amount of each payment of principal made by the Borrower with respect thereto, and may, if such Bank so elects in connection with any transfer or enforcement of its Note, endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding; provided that the failure of any Bank to make any such recordation or endorsement shall not affect the obligations of any Borrower hereunder or under the Notes. Each Bank is hereby irrevocably authorized by each Borrower so to endorse its Note and to attach to and make a part of its Note a continuation of any such schedule as and when required.

     SECTION 2.06. Maturity of Loans. (a) Each Syndicated Loan shall mature, and the principal amount thereof shall be due and payable, together with accrued interest thereon, on the Termination Date.

     (b) Each Swingline Loan included in any Swingline Borrowing and each Competitive Bid Loan included in any Competitive Bid Borrowing shall mature, and the principal amount thereof shall be due and payable (together with interest accrued thereon), on the last day of the Interest Period applicable to such Borrowing.

     SECTION 2.07. Interest Rates. (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the Base Rate for such day. Such interest shall be payable in arrears on each Quarterly Date and, with respect to the principal amount of any Base Rate Loan converted to a CD Loan or a Euro-Dollar Loan, on each date a Base Rate Loan is so converted. Any overdue principal of or overdue interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the rate otherwise applicable to Base Rate Loans for such day.

     (b) Each CD Loan shall bear interest on the outstanding principal amount thereof, for each day during each Interest Period applicable thereto, at a rate per annum equal to the sum of the CD Margin for such day plus the Adjusted CD Rate applicable to such Interest Period; provided that if any CD Loan shall, as a result of clause (2)(b) of the definition of Interest Period, have an Interest Period of less than 30 days, such CD Loan shall bear interest during such Interest Period at the rate applicable to Base Rate Loans during such period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than 90 days, at intervals of 90 days after the first day thereof. Any overdue principal of or overdue interest on any CD Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the higher of (i) the sum of the CD Margin for such day plus the Adjusted CD Rate applicable to such Loan at the date such payment was due and (ii) the rate applicable to Base Rate Loans for such day.

     The "Adjusted CD Rate" applicable to any Interest Period means a rate per annum determined pursuant to the following formula:

                     [    CDBR    ]*
              ACDR = [ ---------- ] + AR
                     [ 1.00 - DRP ]

              ACDR = Adjusted CD Rate
              CDBR = CD Base Rate
               DRP = Domestic Reserve Percentage
               AR = Assessment Rate

-----------------
* The amount in brackets being rounded upward, if necessary, to the next higher 1/100 of 1%

     The "CD Base Rate" applicable to any Interest Period is the rate of interest determined by the Administrative Agent to be the average (rounded upward, if necessary, to the next higher 1/100 of 1%) of the prevailing rates per annum bid at 10:00 A.M. (New York City time) (or as soon thereafter as practicable) on the first day of such Interest Period by two or more New York certificate of deposit dealers of recognized standing for the purchase at face value from each CD Reference Bank of its certificates of deposit in an amount comparable to the principal amount of the CD Loan of such CD Reference Bank to which such Interest Period applies and having a maturity comparable to such Interest Period.

     "Domestic Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including without limitation any basic, supplemental or emergency reserves) for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of new non-personal time deposits in dollars in New York City having a maturity comparable to the related Interest Period and in an amount of $100,000 or more. The Adjusted CD Rate shall be adjusted automatically on and as of the effective date of any change in the Domestic Reserve Percentage.

     "Assessment Rate" means for any day the annual assessment rate in effect on such day which is payable by a member of the Bank Insurance Fund classified as adequately capitalized and within supervisory subgroup "A" (or a comparable successor assessment risk classification) within the meaning of 12 C.F.R. ss. 327.4(a) (or any successor provision) to the Federal Deposit Insurance

Corporation (or any successor) for such Corporation's (or such successor's) insuring time deposits at offices of such institution in the United States. The Adjusted CD Rate shall be adjusted automatically on and as of the effective date of any change in the Assessment Rate.

     (c) Each Euro-Currency Loan shall bear interest on the outstanding principal amount thereof, for each day during each Interest Period applicable thereto, at a rate per annum equal to the sum of the Euro-Currency Margin for such day plus the London Interbank Offered Rate applicable to such Interest Period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof.

     The "London Interbank Offered Rate" applicable to any Euro-Currency Loan for any Interest Period means the rate appearing on the Screen at approximately 11:00 A.M. (London time) on the Rate Fixing Date as the rate for deposits in Dollars or the relevant Alternative Currency with a maturity comparable to such Interest Period. If no rate appears on the Screen for the necessary currency and period, then the "London Interbank Offered Rate" with respect to such Euro-Currency Loan for such Interest Period shall be the rate at which deposits of that currency with a maturity comparable to such Interest Period are offered to each of the Euro-Currency Reference Banks in the London interbank market at approximately 11:00 A.M. (London time), on the Rate Fixing Date.

     The "Screen" means (i) with respect to Dollar-Denominated Loans, Telerate Page 3750 and (ii) with respect to Alternative Currency Loans, the Telerate page selected by the Administrative Agent that displays rates for inter-bank deposits in the appropriate Alternative Currency. The Administrative Agent may nominate an alternative source of screen rates if these pages are replaced by others which display rates for inter-bank deposits offered by leading banks in London.

     "Rate Fixing Date" means, with respect to any Interest Period, the date falling two Euro-Currency Business Days before the first day of such Interest Period.

     (d) Any overdue principal of or interest on any Euro-Currency Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the higher of (i) the sum of 2% plus the Euro-Currency Margin for such day plus the London Interbank Offered Rate applicable to such Loan at the date such payment was due and (ii) the sum of 2% plus the Euro-Currency Margin for such day plus the quotient obtained (rounded upward, if necessary, to the next higher 1/100 of 1%) by dividing (x) the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which one day (or, if such amount due remains unpaid more than three Euro-Currency Business Days, then for such other period of time not longer than three months as the Administrative Agent may select) deposits in an amount approximately equal to such overdue payment due to each of the Euro-Currency Reference Banks are offered to such Euro-Currency Reference Bank in the London interbank market for the applicable period determined as provided above by (y) 1.00 minus the Euro-Currency Reserve Percentage (or, if the circumstances described in clause
(a) or (b) of Section 8.01 shall exist with respect to a payment due in Dollars, at a rate per annum equal to the sum of 2% plus the rate applicable to Base Rate Loans for such day).

     (e) Each Swingline Loan shall bear interest on the outstanding principal amount thereof, for each day during the Interest Period applicable thereto, at a rate per annum equal to the Base Rate for such day or such other rate as may be from time to time determined by mutual agreement between the Swingline Bank and the Borrower. Interest on each Swingline Loan shall be payable at the maturity of such Loan. Any overdue principal of or interest on any Swingline Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the Base Rate for such day.

     (f) Subject to Section 8.01, the unpaid principal amount of each Competitive Bid LIBOR Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the London Interbank Offered Rate for such Interest Period (determined in accordance with Section 2.07(c) as if the related Competitive Bid LIBOR Borrowing were a Euro-Currency Borrowing) plus (or minus) the Competitive Bid Margin quoted by the Bank making such Loan. The unpaid principal amount of each Competitive Bid Absolute Rate Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the Competitive Bid Absolute Rate quoted by the Bank making such Loan. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof. Any overdue principal of or interest on any Competitive Bid Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the Base Rate for such day.

     (g) The Administrative Agent shall determine each interest rate applicable to the Loans hereunder. The Administrative Agent shall give prompt notice to the Borrower and the participating Banks of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

     (h) Each Reference Bank agrees to use its best efforts to furnish quotations to the Administrative Agent as contemplated hereby. If any Reference Bank does not furnish a timely quotation, the Administrative Agent shall determine the relevant interest rate on the basis of the quotation or quotations furnished by the remaining Reference Bank or Banks or, if none of such quotations is available on a timely basis, the provisions of Section 8.01 shall apply.

     SECTION 2.08. Fees. (a) The Company shall pay to the Administrative Agent for the account of the Banks ratably a facility fee in Dollars at the Facility Fee Rate (determined daily in accordance with the Pricing Schedule) on the daily aggregate amount of the Credit Exposures. Such facility fee shall accrue from and including the Effective Date to but excluding the date of the Credit Exposures are reduced to zero.

     (b) The Borrower shall pay to the Administrative Agent (i) for the account of the Banks ratably a letter of credit fee in Dollars accruing daily on the aggregate Dollar Amount of all outstanding Letters of Credit at the Letter of Credit Fee Rate (determined daily in accordance with the Pricing Schedule) and
(ii) for the account of each Issuing Bank a letter of credit fronting fee accruing daily on the aggregate Dollar Amount of all Letters of Credit issued by such Issuing Bank at a rate per annum mutually agreed from time to time by the Borrower and such Issuing Bank.

     (c) Accrued fees under this Section shall be payable quarterly in arrears on each Quarterly Date and on the date of termination of the Commitments in their entirety (and, if later, the date the Credit Exposures are reduced to zero).

     SECTION 2.09. Optional Termination or Reduction of Commitments. During the Revolving Credit Period, the Company may, upon at least three Domestic Business Days' notice to the Administrative Agent, (i) terminate the Commitments at any time, if no Loans or Letter of Credit Liabilities are outstanding at such time or (ii) ratably and permanently reduce from time to time by an aggregate amount of $5,000,000 or a larger multiple of $1,000,000, the aggregate amount of the Commitments in excess of the Total Outstanding Amount.

     SECTION 2.10. Method of Electing Interest Rates. (a) The Loans included in each Syndicated Borrowing of Dollar-Denominated Loans shall bear interest initially at the type of rate specified by the Borrower in the applicable Notice of

Committed Borrowing. Thereafter, the Borrower may from time to time elect to change or continue the type of interest rate borne by each Group of Loans (subject in each case to the provisions of Article 8 and the last sentence of this subsection (a)), as follows:

          (i) if such Loans are Base Rate Loans, the Borrower may elect to convert such Loans to CD Loans as of any Domestic Business Day or to Euro-Dollar Loans as of any Euro-Dollar Business Day;

          (ii) if such Loans are CD Loans, the Borrower may elect to convert such Loans to Base Rate Loans or Euro-Dollar Loans or elect to continue such Loans as CD Loans for an additional Interest Period, subject to
     Section 2.14 in the case of any such conversion or continuation effective on any day other than the last day of the then current Interest Period applicable to such Loans; and

          (iii) if such Loans are Euro-Dollar Loans, the Borrower may elect to convert such Loans to Base Rate Loans or CD Loans or elect to continue such Loans as Euro-Dollar Loans for an additional Interest Period, subject to
     Section 2.14 in the case of any such conversion or continuation effective on any day other than the last day of the then current Interest Period applicable to such Loans.

Each such election shall be made by delivering a notice (a "Notice of Interest Rate Election") to the Administrative Agent not later than 11:00 A.M. (New York City time) on the third Euro-Dollar Business Day before the conversion or continuation selected in such notice is to be effective (unless the relevant Loans are to be converted to Domestic Loans of the other type or are CD Rate Loans to be continued as CD Rate Loans for an additional Interest Period, in which case such notice shall be delivered to the Administrative Agent not later than 11:00 A.M. (New York City time) on the second Domestic Business Day before such conversion or continuation is to be effective). A Notice of Interest Rate Election may, if it so specifies, apply to only a portion of the aggregate principal amount of the relevant Group of Loans, provided that (i) such portion is allocated ratably among the Loans comprising such Group and (ii) the portion to which such Notice applies, and the remaining portion to which it does not apply, are each $5,000,000 or any larger multiple of $1,000,000.

     (b) Each Notice of Interest Rate Election shall specify:

          (i) the Group of Loans (or portion thereof) to which such notice applies;

          (ii) the date on which the conversion or continuation selected in such notice is to be effective, which shall comply with the applicable clause of subsection 2.10(a) above;

          (iii) if the Loans comprising such Group are to be converted, the new type of Loans and, if the Loans being converted are to be Fixed Rate Loans, the duration of the next succeeding Interest Period applicable thereto; and

          (iv) if such Loans are to be continued as CD Loans or Euro-Dollar Loans for an additional Interest Period, the duration of such additional Interest Period.

Each Interest Period specified in a Notice of Interest Rate Election shall comply with the provisions of the definition of the term "Interest Period".

     (c) Upon receipt of a Notice of Interest Rate Election from the Borrower pursuant to subsection 2.10(a) above, the Administrative Agent shall promptly notify each Bank of the contents thereof and such notice shall not thereafter be revocable by the Borrower. If no Notice of Interest Rate Election is timely received prior to the end of an Interest Period for any Group of Loans, the Borrower shall be deemed to have elected that such Group of Loans be converted to Base Rate Loans as of the last day of such Interest Period.

     (d) An election by the Borrower to change or continue the rate of interest applicable to any Group of Loans pursuant to this Section shall not constitute a "Borrowing" subject to the provisions of Section 3.02.

     (e) The initial Interest Period for each Syndicated Borrowing of Alternative Currency Loans shall be specified by the Borrower in the applicable Notice of Committed Borrowing. The Borrower may specify the duration of each subsequent Interest Period applicable to such Group of Loans by delivering to the Administrative Agent not later than 11:00 A.M. (New York City time) on the fourth Euro-Currency Business Day before the end of the immediately preceding Interest Period, a notice specifying the Group of Loans to which such notice applies and the duration of such subsequent Interest Period (which shall comply with the provisions of the definition of Interest Period). Such notice may, if it so specifies, apply to only a portion of the aggregate principal amount of the relevant Group of Loans; provided that (i) such portion is allocated ratably among the Loans comprising such Group and (ii) the Dollar Amounts of the portion to which such notice applies, and the remaining portion to which it does not apply, are each at least $5,000,000. If no such notice is timely received by the Administrative Agent before the end of any applicable Interest Period, the Borrower shall be deemed to have elected that the subsequent Interest Period for such Group of Loans shall have a duration of one month (subject to the provisions of the definition of Interest Period).

     SECTION 2.11. Scheduled Termination of Commitments. The Commitments shall terminate on the Termination Date, and any Loans then outstanding (together with accrued interest thereon) shall be due and payable on such date.

     SECTION 2.12. Optional Prepayments. (a) Subject in the case of any Fixed Rate Loan to Section 2.14, the Borrower may, upon at least one Domestic Business Day's notice to the Administrative Agent, prepay any Group of Domestic Loans, any Swingline Borrowing (or any Competitive Bid Borrowing bearing interest at the Base Rate pursuant to Section 8.01), or upon at least three (four, in the case of Alternative Currency Loans) Euro-Currency Business Days' notice to the Administrative Agent, prepay any Group of Euro-Currency Loans, in each case in whole at any time, or from time to time in part in amounts aggregating $5,000,000 ($1,000,000 in the case of a Swingline Borrowing) or any larger multiple of $1,000,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Banks included in such Borrowing.

     (b) Except as provided in subsection 2.12(a) above the Borrower may not prepay all or any portion of the principal amount of any Competitive Bid Loan prior to the maturity thereof.

     (c) Upon receipt of a notice of prepayment pursuant to this Section, the Administrative Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share (if any) of such prepayment and such notice shall not thereafter be revocable by the Borrower.

     SECTION 2.13. General Provisions as to Payments. (a) The Borrowers shall make each payment of principal of, and interest on, the Dollar-Denominated Loans, of Letter of Credit Liabilities denominated in Dollars and of fees hereunder, not later than 12:00 Noon (New York City time) on the date when due, in Dollars in Federal or other funds immediately available in New York City, to the Administrative Agent at its address referred to in Section 11.01. The Borrowers shall make each payment of principal of, and interest on, the Alternative Currency Loans in the relevant Alternative Currency in such funds as may then be customary for the settlement of international transactions in such Alternative Currency, to such account and at such time and at such place as shall have been notified by the Administrative Agent to the Company and the Banks.

In any event, all payments to be made by the Borrowers hereunder shall be made without condition or deduction for any counterclaim, defense, recoupment or set-off. The Administrative Agent will promptly distribute to each Bank its ratable share of each such payment received by the Administrative Agent for the account of the Banks. Whenever any payment of principal of, or interest on, the Domestic Loans, Swingline Loans or Letter of Credit Liabilities denominated in Dollars or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Euro-Currency Loans shall be due on a day which is not a Euro-Currency Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Currency Business Day unless such Euro-Currency Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Currency Business Day. Whenever any payment of principal of, or interest on, the Competitive Bid Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day. Whenever any payment of principal of or interest on Letter of Credit Liabilities denominated in an Alternative Currency shall be due on a day which is not a Euro-Currency Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Currency Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

     (b) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Banks hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that the Borrower shall not have so made such payment, each Bank shall repay to the Administrative Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Administrative Agent, at
(i) the Federal Funds Rate (if such amount was distributed in Dollars) or (ii) the rate per annum at which one-day deposits in the relevant currency are offered by the principal London office of the Administrative Agent in the London interbank market for such day (if such amount was distributed in an Alternative Currency).

     (c) Each payment by the Administrative Agent in Euro will be made in Euro Units rather than National Currency Units, unless the Administrative Agent notifies the recipient otherwise.

     (d) The foregoing provisions do not affect the rights of any party under the EMU Legislation or other applicable law to make Euro payments in a National Currency Unit or to receive Euro payments credited to its account in a National Currency Unit.

     SECTION 2.14. Funding Losses. If the Borrower makes any payment of principal with respect to any Fixed Rate Loan or any Fixed Rate Loan is converted (pursuant to Article 2, 6 or 8 or otherwise) on any day other than the last day of an Interest Period applicable thereto, or the last day of an applicable period fixed pursuant to Section 2.07(d), or if the Borrower fails to borrow, prepay, convert or continue any Fixed Rate Loans after notice has been given to any Bank in accordance with Section 2.04(a), 2.12(c) or 2.10(c), the Borrower shall reimburse each Bank within 15 days after demand for any resulting loss or expense incurred by it (or by an existing or prospective Participant in the related Loan), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or conversion or failure to borrow, prepay, convert or continue, provided that such Bank shall have delivered to the Borrower and the Administrative Agent a certificate as to the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error.

     SECTION 2.15. Computation of Interest and Fees. Interest based on the Prime Rate hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day); provided that if the Administrative Agent reasonably determines that a different basis of computation is the market convention for a particular Alternative Currency (other than the Euro, British Sterling and Swedish Kronor), such different basis shall be used after notice to such effect has been given to the Company.

     SECTION 2.16. Letters of Credit. (a) Subject to the terms and conditions hereof, the Issuing Bank agrees to issue Letters of Credit hereunder denominated in Dollars or in an Alternative Currency from time to time before the tenth day before the Termination Date upon the request of any Borrower; provided that, immediately after each Letter of Credit is issued (i) the Total Outstanding Amount shall not exceed the aggregate amount of the Commitments and (ii) the aggregate Dollar Amount of Letter of Credit Liabilities shall not exceed $50,000,000. Upon the date of issuance by the Issuing Bank of a Letter of Credit, the Issuing Bank shall be deemed, without further action by any party hereto, to have sold to each Bank, and each Bank shall be deemed, without further action by any party hereto, to have purchased from the Issuing Bank, a participation in such Letter of Credit and the related Letter of Credit Liabilities in the proportion their respective Commitments bear to the aggregate Commitments.

     (b) The Borrower shall give the Issuing Bank notice at least five Euro-Currency Business Days prior to the requested issuance of a Letter of Credit specifying the date such Letter of Credit is to be issued, and describing the terms of such Letter of Credit and the nature of the transactions to be supported thereby (such notice, including any such notice given in connection with the extension of a Letter of Credit, a "Notice of Issuance"). Upon receipt of a Notice of Issuance, the Issuing Bank shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify each Bank of the contents thereof and of the amount of such Bank's participation in such Letter of Credit. The issuance by the Issuing Bank of each Letter of Credit shall, in addition to the conditions precedent set forth in Article 3, be subject to the conditions precedent that such Letter of Credit shall be in such form and contain such terms as shall be satisfactory to the Issuing Bank and that the Borrower shall have executed and delivered such other instruments and agreements relating to such Letter of Credit as the Issuing Bank shall have reasonably requested. The Borrower shall also pay to the Issuing Bank for its own account issuance, drawing, amendment and extension charges in the amounts and at the times as agreed between the Borrower and the Issuing Bank. The extension or renewal of any Letter of Credit shall be deemed to be an issuance of such Letter of Credit, and if any Letter of Credit contains a provision pursuant to which it is deemed to be extended unless notice of termination is given by the Issuing Bank, the Issuing Bank shall timely give such notice of termination unless it has theretofore timely received a Notice of Issuance and the other conditions to issuance of a Letter of Credit have also theretofore been met with respect to such extension.

     (c) No Letter of Credit shall have a term extending or be so extendible beyond the fifth Euro-Currency Business Day preceding the Termination Date. Subject to the preceding sentence, each Letter of Credit issued hereunder shall expire on or before the first anniversary of the date of such issuance; provided that the expiry date of any Letter of Credit may be extended from time to time
(i) at the Borrower's request or (ii) in the case of an Evergreen Letter of Credit, automatically, in each case so long as such extension is for a period not exceeding one year and is granted (or the last day on which notice can be given to prevent such extension occurs) no earlier than three months before the then existing expiry date thereof.

     (d) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the Issuing Bank shall notify the Administrative Agent and the Administrative Agent shall promptly notify the

Borrower and each other Bank as to the amount to be paid as a result of such demand or drawing and the payment date. The Borrower shall be irrevocably and unconditionally obligated forthwith to reimburse the Issuing Bank for any amounts paid by the Issuing Bank upon any drawing under any Letter of Credit, in the currency of such payment (a "Reimbursement Obligation") without presentment, demand, protest or other formalities of any kind. All such amounts paid by the Issuing Bank and remaining unpaid by the Borrower shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus (i) if such amount is denominated in Dollars, the Base Rate for such day and (ii) if such amount is denominated in an Alternative Currency, the sum of the Euro-Currency Margin plus the rate per annum at which one-day deposits in the relevant currency are offered by the principal London office of the Administrative Agent in the London interbank market for such day. In addition, each Bank will pay to the Administrative Agent, for the account of the Issuing Bank, immediately upon the Issuing Bank's demand at any time during the period commencing after such drawing until reimbursement therefor in full by the Borrower, an amount equal to such Bank's ratable share of such drawing (in proportion to its participation therein), together with interest on such amount for each day from the date of the Issuing Bank's demand for such payment (or, if such demand is made after 12:00 Noon (New York City time) on such date, from the next succeeding Domestic Business Day) to the date of payment by such Bank of such amount at a rate of interest per annum equal to the (i) if such amount is denominated in Dollars, the Federal Funds Rate and (ii) if such amount is denominated in an Alternative Currency, the rate per annum at which one-day deposits in the relevant currency are offered by the principal London office of the Administrative Agent in the London interbank market for such day. The Issuing Bank will pay to each Bank ratably all amounts received from the Borrower for application in payment of its reimbursement obligations in respect of any Letter of Credit, but only to the extent such Bank has made payment to the Issuing Bank in respect of such Letter of Credit pursuant hereto.

     (e) The obligations of the Borrower and each Bank under subsection 2.16(d) above shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under all circumstances whatsoever, including without limitation the following circumstances:

          (i) the use which may be made of the Letter of Credit by, or any acts or omission of, a beneficiary of a Letter of Credit (or any Person for whom the beneficiary may be acting);

          (ii) the existence of any claim, set-off, defense or other rights that the Borrower may have at any time against a beneficiary of a Letter of

     Credit (or any Person for whom the beneficiary may be acting), the Banks (including the Issuing Bank) or any other Person, whether in connection with this Agreement or the Letter of Credit or any document related hereto or thereto or any unrelated transaction;

          (iii) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

          (iv) payment under a Letter of Credit to the beneficiary of such Letter of Credit against presentation to the Issuing Bank of a draft or certificate that does not comply with the terms of the Letter of Credit; or

          (v) any other act or omission to act or delay of any kind by any Bank (including the Issuing Bank), the Administrative Agent or any other Person or any other event or circumstance whatsoever that might, but for the provisions of this subsection (v), constitute a legal or equitable discharge of the Borrower's or the Bank's obligations hereunder.

     (f) The Borrower hereby indemnifies and holds harmless each Bank (including the Issuing Bank) and the Administrative Agent from and against any and all claims, damages, losses, liabilities, costs or expenses which such Bank or the Administrative Agent may incur (including, without limitation, any claims, damages, losses, liabilities, costs or expenses which the Issuing Bank may incur by reason of or in connection with the failure of any other Bank to fulfill or comply with its obligations to such Issuing Bank hereunder (but nothing herein contained shall affect any rights the Borrower may have against such defaulting
Bank)), and none of the Banks (including the Issuing Bank) nor the Administrative Agent nor any of their officers or directors or employees or agents shall be liable or responsible, by reason of or in connection with the execution and delivery or transfer of or payment or failure to pay under any Letter of Credit, including without limitation any of the circumstances enumerated in subsection 2.16(d) above, as well as (i) any error, omission, interruption or delay in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, (ii) any loss or delay in the transmission of any document required in order to make a drawing under a Letter of Credit, and (iii) any consequences arising from causes beyond the control of the Issuing Bank, including without limitation any government acts, or any other circumstances whatsoever in making or failing to make payment under such Letter of Credit; provided that the Borrower shall not be required to indemnify the Issuing Bank for any claims, damages, losses, liabilities, costs or expenses, and the Borrower shall have a claim for direct (but not consequential) damage suffered by it, to the extent found by a court of competent jurisdiction to have been caused by (x) the willful misconduct or gross negligence of the Issuing Bank in determining whether a request presented under any Letter of Credit complied with the terms of such Letter of Credit or (y) the Issuing Bank's failure to pay under any Letter of Credit after the presentation to it of a request strictly complying with the terms and conditions of the Letter of Credit. Nothing in this subsection 2.16(f) is intended to limit the obligations of the Borrower under any other provision of this Agreement. To the extent the Borrower does not indemnify the Issuing Bank as required by this subsection, the Banks agree to do so ratably in accordance with their Commitments.

     SECTION 2.17. Regulation D Compensation. Each Bank may require the Borrower to pay, contemporaneously with each payment of interest on the Euro-Currency Loans, additional interest on the related Euro-Currency Loan of such Bank at a rate per annum determined by such Bank up to but not exceeding the excess of (i)
(A) the applicable London Interbank Offered Rate divided by (B) one minus the Euro-Currency Reserve Percentage over (ii) the applicable London Interbank Offered Rate. Any Bank wishing to require payment of such additional interest
(x) shall so notify the Company and the Administrative Agent, in which case such additional interest on the Euro-Currency Loans of such Bank shall be payable to such Bank at the place indicated in such notice with respect to each Interest Period commencing at least three Euro-Currency Business Days after such Bank gives such notice and (y) shall notify the Borrower at least five Euro-Currency Business Days before each date on which interest is payable on the Euro-Currency Loans of the amount then due it under this Section.

     SECTION 2.18. Takeout of Swingline Loans. (a) In the event that any Swingline Borrowing shall not be repaid in full at or prior to the maturity thereof, the Administrative Agent shall, on behalf of the Company (the Company hereby irrevocably directing and authorizing the Administrative Agent so to act on its behalf), give a Notice of Borrowing requesting the Banks, including the Swingline Bank, to make a Base Rate Borrowing in an amount equal to the unpaid principal amount of such Swingline Borrowing. Each Bank will make the proceeds of its Base Rate Loan included in such Borrowing available to the Administrative Agent for the account of the Swingline Bank on such date in accordance with
Section 2.04. The proceeds of such Base Rate Borrowing shall be immediately applied to repay such Swingline Borrowing.

     (b) If, for any reason, a Base Rate Borrowing may not be (as determined by the Administrative Agent in its sole discretion), or is not, made pursuant to subsection (a) above to refund Swingline Loans as required by said clause, then, effective on the date such Borrowing would otherwise have been made, each Bank severally, unconditionally and irrevocably agrees that it shall purchase an undivided participating interest in such Swingline Loans ("Unrefunded

Swingline Loans") in an amount equal to the amount of the Loan which otherwise would have been made by such Bank pursuant to subsection (a), which purchase shall be funded by the time such Loan would have been required to be funded pursuant to Section 2.04 by transfer to the Administrative Agent, for the account of the Swingline Bank, in immediately available funds, of the amount of its participation.

     (c) Whenever, at any time after the Swingline Bank has received from any Bank payment in full for such Bank's participating interest in a Swingline Loan, the Swingline Bank (or the Administrative Agent on its behalf) receives any payment on account thereof, the Swingline Bank (or the Administrative Agent, as the case may be) will promptly distribute to such Bank its participating interest in such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Bank's participating interest was outstanding and funded); provided, however, that in the event that such payment is subsequently required to be returned, such Bank will return to the Swingline Bank (or the Administrative Agent, as the case may be) any portion thereof previously distributed by the Swingline Bank (or the Administrative Agent, as the case may be) to it.

     (d) Each Bank's obligation to purchase and fund participating interests pursuant to this Section shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation: (i) any setoff, counterclaim, recoupment, defense or other right which such Bank or the Company may have against the Swingline Bank, or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default or the failure to satisfy any of the conditions specified in Article 3; (iii) any adverse change in the condition (financial or otherwise) of the Company; (iv) any breach of this Agreement by the Company or any Bank; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

     SECTION 2.19. Increased Commitments, Additional Banks. (a) From time to time (but no more than two times), the Company may, upon at least 15 Domestic Business Days' notice to the Administrative Agent (which shall promptly provide a copy of such notice to the Banks), propose to increase the aggregate amount of the Commitments by an amount not less than $25,000,000 (the amount of any such increase, the "Increased Commitments"). Each Bank party to this Agreement at such time shall have the right (but no obligation), for a period of 15 days following receipt of such notice, to elect by notice to the Company and the Administrative Agent to increase its Commitment by a principal amount which bears the same ratio to the Increased Commitments as its then Commitment bears to the aggregate Commitments then existing. Any Bank not responding within 15 days of receipt of such notice shall be deemed to have declined to increase its Commitment.

     (b) If any Bank party to this Agreement shall not elect to increase its Commitment pursuant to subsection (a) of this Section, the Company may, within 10 days of the Banks' response, designate one or more of the existing Banks or other financial institutions acceptable to the Administrative Agent and the Company which at the time agree to (i) in the case of any such lender that is an existing Bank, increase its Commitment and (ii) in the case of any other such lender (an "Additional Bank"), become a party to this Agreement with a Commitment of not less than $10,000,000. The sum of the increases in the Commitments of the existing Banks pursuant to this subsection (b) plus the Commitments of the Additional Banks shall not in the aggregate exceed the unsubscribed amount of the Increased Commitments.

     (c) Any increase in the Commitments pursuant to this Section 2.19 shall be subject to satisfaction of the following conditions:

          (i) before and after giving effect to such increase, all representations and warranties contained in Article 4 shall be true;

          (ii) at the time of such increase, no Default shall have occurred and be continuing or would result from such increase; and

          (iii) after giving effect to such increase, the aggregate amount of all increases in Commitments made pursuant to this Section 2.19 shall not exceed $100,000,000.

     (d) An increase in the aggregate amount of the Commitments pursuant to this
Section 2.19 shall become effective upon the receipt by the Administrative Agent of (i) an agreement in form and substance satisfactory to the Administrative Agent signed by the Company, by each Additional Bank and by each other Bank whose Commitment is to be increased, setting forth the new Commitments of such Banks and setting forth the agreement of each Additional Bank to become a party to this Agreement and to be bound by all the terms and provisions hereof, (ii) such evidence of appropriate corporate authorization on the part of the Borrower with respect to the Increased Commitments and such opinions of counsel for the Company with respect to the Increased Commitments as the Administrative Agent may reasonably request and (iii) such evidence of the satisfaction of the conditions set forth in subsection (c) above as the Administrative Agent may reasonably request.

     (e) Upon any increase in the aggregate amount of the Commitments pursuant to this Section 2.19, (i) the respective Letter of Credit Liabilities of the Banks shall be redetermined as of the effective date of such increase and (ii) within five Domestic Business Days, in the case of Base Rate Loans then outstanding, and at the end of the then current Interest Period with respect thereto, in the case of Committed Fixed Rate Loans then outstanding, the Borrower shall prepay or repay such Loans in their entirety and, to the extent the Borrower elects to do so and subject to the conditions specified in Article 3, the Borrower shall reborrow Committed Loans from the Banks in proportion to their respective Commitments after giving effect to such increase, until such time as all outstanding Committed Loans are held by the Banks in such proportion.

     SECTION 2.20. Currency Equivalents. (a) The Administrative Agent shall determine the Dollar Amount of each Alternative Currency Loan as of the first day of each Interest Period applicable thereto and, in the case of any such Interest Period of more than three months, at three-month intervals after the first day thereof, and shall promptly notify the Borrower and the Banks of each Dollar Amount so determined by it. Each such determination shall be based on the Spot Rate (i) on the date of the related Notice of Committed Borrowing for purposes of the initial such determination for any Alternative Currency Loan and
(ii) on the fourth Euro-Currency Business Day prior to the date as of which such Dollar Amount is to be determined, for purposes of any subsequent determination.

     (b) The Administrative Agent shall determine the Dollar Amount of the Letter of Credit Liabilities related to each Letter of Credit as of the date of issuance thereof and at three-month intervals after the date of issuance thereof. Each such determination shall be based on the Spot Rate (i) on the date of the related Notice of Issuance, in the case of the initial determination in respect of any Letter of Credit and (ii) on the fourth Euro-Currency Business Day prior to the date as of which such Dollar Amount is to be determined, in the case of any subsequent determination with respect to an outstanding Letter of Credit.

     (c) If after giving effect to any such determination of a Dollar Amount, the Total Outstanding Amount exceeds of the aggregate amount of the Commitments or the aggregate Dollar Amount of Alternative Currency Loans and Letter of Credit Liabilities denominated in an Alternative Currency exceeds 105% of the Alternative Currency Sublimit, the Borrowers shall within five Euro-Currency Business Days prepay outstanding Loans (as selected by the Company and notified to the Banks through the Administrative Agent not less than three Euro-Currency Business Days prior to the date of prepayment) or take other action to the extent necessary to eliminate any such excess.

                                    ARTICLE 3
                                   CONDITIONS

     SECTION 3.01. Effectiveness. This Agreement shall become effective on the date (the "Effective Date") on which the Administrative Agent shall have received (x) a fee paid by the Company to the Administrative Agent for the account of each Lender in the amount heretofore mutually agreed and (y) each of the following documents, each dated the Effective Date unless otherwise indicated:

     (a) counterparts hereof signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Administrative Agent in form satisfactory to it of telegraphic, telex, facsimile transmission or other written confirmation from such party of execution of a counterpart hereof signed by such party);

     (b) a duly executed Note of the Company for the account of each Bank dated on or before the Effective Date complying with the provisions of Section 2.05;

     (c) an opinion of Fulbright & Jaworski L.L.P., substantially in the form of Exhibit E-1 hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

     (d) an opinion of the General Counsel of the Company, substantially in the form of Exhibit E-2 hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

     (e) an opinion of Davis Polk & Wardwell, special counsel for the Administrative Agent, substantially in the form of Exhibit F hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

     (f) all documents the Administrative Agent may reasonably request relating to the existence of the Company, the corporate authority for and the validity of the Loan Documents, and any other matters relevant hereto, all in form and substance satisfactory to the Administrative Agent; and

     (g) evidence satisfactory to the Administrative Agent of the payment of all principal of and interest on any loans outstanding under, and all accrued commitment fees under, the Existing Credit Agreement.

The Administrative Agent shall promptly notify the Company and the Banks of the Effective Date, and such notice shall be conclusive and binding on all parties hereto. The Company and the Banks party to the Existing Credit Agreement, comprising the "Required Banks" as defined therein, hereby agree that (i) the commitments of the banks under the Existing Credit Agreement shall terminate in their entirety immediately and automatically upon the effectiveness of this Agreement, without further action by any party to the Existing Credit Agreement,
(ii) all accrued facility fees under the Existing Credit Agreement shall be due and payable at such time and (iii) subject to Section 2.14 of the Existing Credit Agreement, the Company may prepay any and all loans outstanding thereunder on the date of effectiveness of this Agreement.

     SECTION 3.02. Borrowings and Issuances of Letters of Credit. The obligation of any Bank to make a Loan on the occasion of any Borrowing and the obligation of the Issuing Bank to issue (or renew or extend the term of) any Letter of Credit is subject to the satisfaction of the following conditions; provided that if such Borrowing is a Swingline Takeout Borrowing, only the conditions set forth in clauses 3.02(a) and 3.02(b) must be satisfied:

     (a) receipt (or deemed receipt) by the Administrative Agent of a Notice of Borrowing as required by Section 2.02 or Section 2.03 or receipt by the Issuing Bank of a Notice of Issuance as required by Section 2.16(b), as the case may be;

     (b) the fact that, immediately after such Borrowing or issuance of such Letter of Credit (i) the Total Outstanding Amount will not exceed the aggregate amount of the Commitments, (ii) the aggregate outstanding principal amount of Swingline Loans will not exceed $20,000,000, (iii) the aggregate Dollar Amount of Letter of Credit Liabilities will not exceed $50,000,000 and (iv) the aggregate Dollar Amount of Alternative Currency Loans outstanding and Letter of Credit Liabilities denominated in an Alternative Currency will not exceed the Alternative Currency Sublimit;

     (c) the fact that, immediately before and after such Borrowing or issuance of such Letter of Credit, no Default shall have occurred and be continuing; and

     (d) the fact that the representations and warranties of the Borrower (and of the Company if it is not the Borrower) contained in this Agreement shall be true on and as of the date of such Borrowing or issuance of such Letter of Credit, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall be true and correct on and as of such earlier date.

Each Borrowing and issuance of a Letter of Credit hereunder shall be deemed to be a representation and warranty by the Borrower (and by the Company if it is not the Borrower) on the date of such Borrowing as to the facts specified in clauses 3.02(b), 3.02(c) and 3.02(d) (unless such Borrowing is a Swingline Takeout Borrowing).

     SECTION 3.03. First Borrowing by Each Eligible Subsidiary. The obligation of each Bank to make a Loan, and the obligation of an Issuing Bank to issue a Letter of Credit, on the occasion of the first Borrowing by or issuance of a Letter of Credit for the account of each Eligible Subsidiary is subject to the satisfaction of the following further conditions:

     (a) receipt by the Administrative Agent of a duly executed Note of such Eligible Subsidiary for the account of each Bank dated on or before the date of such Borrowing or issuance and complying with the provisions of Section 2.05;

     (b) receipt by the Administrative Agent of an opinion of counsel for such Eligible Subsidiary acceptable to the Administrative Agent, substantially to the effect of Exhibit I hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request; and

     (c) receipt by the Administrative Agent of all documents which it may reasonably request relating to the existence of such Eligible Subsidiary, the corporate authority for and the validity of the Election to Participate of such Eligible Subsidiary, this Agreement and the Notes of such Eligible Subsidiary, and any other matters relevant thereto, all in form and substance satisfactory to the Administrative Agent.

                                    ARTICLE 4
                         REPRESENTATIONS AND WARRANTIES

     The Company represents and warrants that:

     SECTION 4.01. Existence and Power. The Company and each of its Subsidiaries is a corporation, partnership, limited liability company or other entity duly organized, validly existing and, where applicable, in good standing under the laws of their respective jurisdictions of organization and have all powers and all material governmental licenses, authorizations, consents and approvals required to carry on their business as now conducted except where the failure to be in compliance with any of the foregoing could not reasonably be expected to have a Material Adverse Effect.

     SECTION 4.02. Corporate and Governmental Authorization; No Contravention. The execution, delivery and performance by the Company of this Agreement and the Notes are within the Company's corporate powers, have been duly authorized by all necessary action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Company or of any agreement or instrument evidencing or governing Debt of the Company or any Subsidiary or any other material agreement, judgment, injunction, order, decree or other instrument binding upon the Company or any of its Subsidiaries or result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries.

     SECTION 4.03. Binding Effect. This Agreement constitutes a valid and binding agreement of the Company and each Note of the Company, when executed and delivered in accordance with this Agreement, will constitute a valid and binding obligation of the Company, in each case enforceable in accordance with its terms.

     SECTION 4.04. Financial Information.

     (a) The consolidated balance sheet of the Company and its Consolidated Subsidiaries as of December 31, 2000 and the related consolidated statements of income, common stockholders' equity and cash flows for the fiscal year then ended, reported on by Arthur Andersen LLP and set forth in the Company's 2000 Form 10-K, a copy of which has been delivered to each of the Banks, fairly present, in conformity with generally accepted accounting principles, the consolidated financial position of the Company and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal year.

     (b) The unaudited consolidated balance sheet of the Company and its Consolidated Subsidiaries as of September 30, 2001 and the related unaudited consolidated statements of income, common stockholders' equity and cash flows for the nine months then ended, set forth in the Company's Latest Form 10-Q, a copy of which has been delivered to each of the Banks, fairly present, in conformity with generally accepted accounting principles applied on a basis consistent with the financial statements referred to in subsection 4.04(a), the consolidated financial position of the Company and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such nine-month period (subject to normal year-end adjustments).

     (c) Since December 31, 2000, there has been no material adverse change in the business, financial position, results of operations or prospects of the Company and its Consolidated Subsidiaries, considered as a whole.

     SECTION 4.05. Litigation. There is no action, suit or proceeding pending against, or to the knowledge of the Company threatened against or affecting, the Company or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could materially adversely affect the business, consolidated financial position or consolidated results of operations of the Company and its Consolidated Subsidiaries, considered as a whole, or which in any manner draws into question the validity of any of the Loan Documents.

     SECTION 4.06. Ownership of Capital Stock of Subsidiaries. The Subsidiaries of the Company existing on the date hereof are listed on Schedule 1 hereto. All shares of the capital stock of each Subsidiary of the Company that is a corporation are owned by the Company, directly or indirectly through Subsidiaries, free and clear of all Liens.

     SECTION 4.07. Compliance with ERISA. Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

     SECTION 4.08. Environmental Matters. In the ordinary course of its business, the Company reviews when and as appropriate the effect of Environmental Laws on the business, operations and properties of the Company and its Subsidiaries, in the course of which it identifies and evaluates associated liabilities and costs (including, without limitation, any capital or operating expenditures required for clean-up or closure of properties presently or previously owned, any capital or operating expenditures required to achieve or maintain compliance with environmental protection standards imposed by law or as a condition of any license, permit or contract, any related constraints on operating activities, including any periodic or permanent shutdown of any facility or reduction in the level of or change in the nature of operations conducted thereat, any costs or liabilities in connection with off-site disposal of wastes or Hazardous Substances, and any actual or potential liabilities to third parties, including employees, and any related costs and expenses). On the basis of this review, the Company has reasonably concluded that such associated liabilities and costs, including the costs of compliance with Environmental Laws, are unlikely to have a Material Adverse Effect.

     SECTION 4.09. Taxes. The Company and its Subsidiaries have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company or any Subsidiary. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Company, adequate.

     SECTION 4.10. Not an Investment Company. The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     SECTION 4.11. Full Disclosure. All information heretofore furnished by the Company to any Agent or Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Company to the any Agent or Bank will be, true and accurate in all material respects on the date as of which such information is stated or certified. The Company has disclosed to the Banks in writing any and all facts which materially and adversely affect or could reasonably be expected to materially and adversely affect (to the extent the Company can now reasonably foresee), the business, operations or financial condition of the Company and its Consolidated Subsidiaries, taken as a whole, or the ability of the Company to perform its obligations under this Agreement.

                                    ARTICLE 5
                                    COVENANTS

     The Company agrees that, so long as any Bank has any Credit Exposure hereunder:

     SECTION 5.01. Information. The Company will deliver to each of the Banks:

          (a) as soon as available and in any event within 90 days after the end of each fiscal year of the Company, a consolidated and consolidating balance sheet of the Company and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated and consolidating statements of income and common stockholders' equity and consolidated statement of cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on in a manner acceptable to the Securities and Exchange Commission by Arthur Andersen LLP or other independent public accountants of nationally recognized standing or, in the case of the consolidating financial statements, certified as to fairness of presentation, generally accepted accounting principles and consistency by the Company's chief financial officer or chief accounting officer, except that the consolidating financial statements with respect to the special purpose Subsidiary referred to in the definition of "Receivables Financing" need not be so certified as to generally accepted accounting principles;

          (b) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Company, a consolidated and consolidating balance sheet of the Company and its Consolidated Subsidiaries as of the end of such quarter and the related consolidated and consolidating statements of income and common stockholders' equity and consolidated statement of cash flows for such quarter and for the portion of the Company's fiscal year ended at the end of such quarter, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of the Company's previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation, generally accepted accounting principles and consistency by the chief financial officer or the chief accounting officer of the Company, except that the consolidating financial statements with respect to the special purpose Subsidiary referred to in the definition of "Receivables Financing" need not be so certified as to generally accepted accounting principles;

          (c) simultaneously with the delivery of each set of financial statements referred to in clauses 5.01(a) and 5.01(b) above, a certificate of the chief financial officer or the chief accounting officer of the Company setting forth (i) in reasonable detail the calculations required to establish whether the Company was in compliance with the requirements of Sections 5.07 to 5.12, inclusive, on the date of such financial statements,
     (ii) the Leverage Ratio, Fixed Charge Coverage Ratio and Consolidated Net Worth as at the date of such financial statements and (iii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto;

          (d) simultaneously with the delivery of each set of financial statements referred to in clause 5.01(a) above, a statement of the firm of independent public accountants which reported on such statements (i) whether anything has come to their attention to cause them to believe that any Default existed on the date of such statements and (ii) confirming the calculations set forth in the officer's certificate delivered simultaneously therewith pursuant to clause 5.01(c) above;

          (e) within five days after any officer of the Company obtains knowledge of any Default, if such Default is then continuing, a certificate of the chief financial officer or the chief accounting officer of the Company setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto;

          (f) promptly upon the mailing thereof to the shareholders of the Company generally, copies of all financial statements, reports and proxy statements so mailed;

          (g) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which the Company shall have filed with the Securities and Exchange Commission;

          (h) if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of the chief financial officer or the chief accounting officer of the Company setting forth details as to such occurrence and action, if any, which the Company or applicable member of the ERISA Group is required or proposes to take;

          (i) (x) no later than the end of each fiscal year an executive summary report of Johnson & Higgins or any other nationally recognized actuary selected by the Company with the consent of the Required Banks (which consent will not be unreasonably withheld) of the Company's estimated cost of insurance, including self-insurance, for the following fiscal year (provided that the Company will deliver to the Administrative Agent the full report at the same time), and (y) by the end of each fiscal year, a certificate of the chief financial officer of the Company to the effect that, to provide for the insurance cost allocation, the Company has debited its income statement for such fiscal year in accordance with the recommendations set forth in the summary report of Johnson & Higgins (or other actuary referred to above) concerning such fiscal year; and

          (j) from time to time such additional information regarding the financial position or business of the Company and its Subsidiaries as the Administrative Agent, at the request of any Bank, may reasonably request.

Information required to be delivered pursuant to clauses 5.01(a), 5.01(b ), 5.01(f) or 5.01(g) above shall be deemed to have been delivered on the date on which the Company provides notice to the Banks that such information has been filed with the Securities and Exchange Commission and is available at www.sec.gov. Such notice may be included in a certificate delivered pursuant to clause 5.01(c); provided that the Company shall deliver paper copies of the information referred to in clauses 5.01(a), 5.01(b), 5.01(f) or 5.01(g) to any Bank which specifically requests such delivery.

     SECTION 5.02. Payment of Obligations. (a) The Company will pay and discharge, and will cause each Subsidiary to pay and discharge, at or before maturity, all their respective material obligations and liabilities, including, without limitation, tax liabilities, except where the same may be contested in good faith by appropriate proceedings, and will maintain, and will cause each Subsidiary to maintain, in accordance with generally accepted accounting principles, appropriate reserves for the accrual of any of the same.

     (b) The Company shall not permit any Subsidiary to agree to any amendment or modification of any lease which could reasonably be expected to have a Material Adverse Effect.

     SECTION 5.03. Maintenance of Property; Insurance. (a) The Company will keep, and will cause each Subsidiary to keep, all property useful and necessary to its business in good working order and condition, ordinary wear and tear excepted.

     (b) The Company will maintain, and will cause each Subsidiary to maintain (either in the name of the Company or in such Subsidiary's own name), insurance policies against such risks, in at least such amounts and upon such terms as are set forth in Schedule 2 hereto; provided that the Company shall not be required to maintain insurance specified in the preceding sentence (i) if an independent insurance broker, insurance agent or other insurance representative reasonably satisfactory to the Required Banks shall certify to the Banks that such requirement with respect to such insurance cannot be complied with in a recognized insurance market by reason of the unavailability to companies of established repute engaged in the same or a similar business of insurance with respect to one or more risks so required to be insured against or the amount of insurance so required to be maintained or (ii) in respect of any assets sold by the Company, for events occurring after the sale of such assets. The Company may replace any insurance company named in Schedule 2 hereto with an Acceptable Insurer, and may decrease the amount of insurance not constituting self-insurance carried with the consent of the Required Banks. The Company may self-insure for professional and general liability claims, including, without limitation, workers compensation, so long as the Company shall maintain, and make additions to, reserves not less than such amounts as may be necessary so as to permit the Company to make the statement required in the chief financial officer's certificate pursuant to Section 5.01(i). The Company will furnish to the Banks (i) upon request of any Bank through the Administrative Agent from time to time, full information as to the insurance carried, including the full report referred to in

Section 5.01(i), (ii) together with each officer's certificate delivered pursuant to Section 5.01(c), a description of any material changes in coverage during the preceding fiscal quarter and (iii) forthwith, notice of any cancellation or nonrenewal of coverage by the Company. The Company will self-insure risks in excess of $25,000,000 per occurrence only with the consent of the Required Banks.

     SECTION 5.04. Conduct of Business and Maintenance of Existence. Except as permitted by Section 5.11 the Company will continue, and will cause each Subsidiary to continue, to engage in business of the same general type as now conducted by the Company and its Subsidiaries, and will preserve, renew and keep in full force and effect, and, except as permitted by Section 5.11, will cause each Subsidiary to preserve, renew and keep in full force and effect their respective corporate or partnership existence and their respective rights, privileges and franchises necessary or desirable in the normal conduct of business.

     SECTION 5.05. Compliance with Laws. The Company will comply, and cause each Subsidiary to comply, in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder) except where the necessity of compliance therewith is contested in good faith by appropriate proceedings or where such failures in the aggregate could not reasonably be expected to have a Material Adverse Effect.

     SECTION 5.06. Inspection of Property, Books and Records. The Company will keep, and will cause each Subsidiary to keep, proper books of record and account in which full, true and correct entries in conformity with generally accepted accounting principles shall be made of all dealings and transactions in relation to its business and activities; and will permit, and will cause each Subsidiary to permit, representatives of any Bank at such Bank's expense to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants, all at such reasonable times and as often as may reasonably be desired.

     SECTION 5.07. Leverage Ratio. The Leverage Ratio will not, at any time exceed 0.65 to 1.00.

     SECTION 5.08. Minimum Consolidated Net Worth. Consolidated Net Worth will at no time be less than the sum of $640,000,000 minus (i) the actual amount up to $50,000,000 of any write down resulting from the application of FAS 142 plus
(ii) 50% of Cumulative Positive Net Income. For purposes of this

Section, "Cumulative Positive Net Income" means, as of any date, the sum of Consolidated Net Income for each fiscal quarter ending after the Effective Date and on or prior to such date for which such Consolidated Net Income is a positive amount, disregarding any fiscal quarter for which Consolidated Net Income is a negative amount.

     SECTION 5.09. Fixed Charge Coverage. The Fixed Charge Coverage Ratio will not, at the last day of any fiscal quarter, be less than 4.00 to 1.00.

     SECTION 5.10. Restricted Payments; Prepayments of Subordinated Debt. The Company will not, and will not permit any of its Subsidiaries to, (i) declare or make any Restricted Payment or (ii) prepay, purchase, redeem or otherwise acquire for value (except in compliance with compulsory amortization or sinking fund requirements (including, without limitation, purchases thereof made to fulfill sinking fund requirements within 12 months of any sinking fund payment date) or any other mandatory prepayment provisions and in compliance with the subordination provisions of such Subordinated Debt), or make any payment of interest or deposit funds with any paying agent therefor more than five business days before the time such payment or deposit is due with respect to, or agree to the modification or amendment of any of the terms of subordination or payment of, or amortization or sinking fund requirements applicable to, any Subordinated Debt; provided that, so long as no Default has occurred and is continuing, the Company may make Restricted Payments so long as the aggregate amount of Restricted Payments made pursuant to this proviso after the Effective Date does not exceed the sum of (i) $50,000,000 plus (ii) 50% of Consolidated Net Income of the Company and its Consolidated Subsidiaries for the period from September 30, 2001 through the end of the Company's then most recent fiscal quarter (treated for this purpose as a single accounting period).

     SECTION 5.11. Consolidations, Mergers, Sales of Assets, Dissolutions, Reorganizations, etc. (a) The Company will not, nor will it permit any Subsidiary to, enter into any transaction of merger or consolidation, reorganize, liquidate, dissolve or wind up (or suffer any reorganization, liquidation, dissolution or winding up) or convey, sell, lease or otherwise dispose of, in one or a series of related transactions, substantially all of its property, assets or business, except:

          (i) the Company and its Subsidiaries may sell their inventory in the ordinary course of business;

          (ii) any Subsidiary of the Company may be voluntarily liquidated, dissolved or wound up or merged into or consolidated with, or may convey all or any part of its property, assets or business to, the Company or any Wholly-Owned Consolidated Subsidiary; provided that

     (A) if a Subsidiary of the Company is merged into or consolidated with the Company or any Wholly-Owned Consolidated Subsidiary, the Company or such Wholly-Owned Consolidated Subsidiary, as the case may be, shall be the surviving corporation and (B) no disposition of assets referred to above in this clause (ii) of this Section shall be permitted if, immediately after giving effect thereto, a Default shall have occurred and be continuing; and

          (iii) any Subsidiary of the Company may sell substantially all of its accounts receivable to the special purpose Subsidiary referred to in the definition of "Receivables Financing" pursuant to the Receivables Financing and such Subsidiary may obtain financing of up to $150,000,000 by selling or pledging substantially all such accounts receivable to certain investors.

Notwithstanding the foregoing, (X) the Company may permit any Subsidiary to enter into any transaction of merger or consolidation, reorganize, liquidate, dissolve or wind up (or suffer any reorganization, liquidation, dissolution or winding up of such Subsidiary) or convey, sell, lease or otherwise dispose of, in one or a series of related transactions, substantially all of its property, assets or business, and (Y) the Company may trade or exchange (through formation of joint ventures or otherwise), the assets of any Subsidiary for similar assets, provided that the aggregate amount of Net Tangible Assets so disposed of pursuant to clauses (X) and (Y) during the term of this Agreement shall not exceed 15% of Consolidated Net Tangible Assets, determined as of the last day of the fiscal quarter most recently ended on or prior to the date of consummation of the most recent such trade or exchange.

     SECTION 5.12. Subsidiary Debt. The Company will not, after the date of this Agreement, permit any of its Subsidiaries to incur, assume or suffer to exist any Debt except (A) Debt existing on the date hereof, (B) Debt owing to the Company or a Wholly-Owned Consolidated Subsidiary, (C) non-recourse financing approved in advance in writing by the Required Banks, (D) Debt secured by Liens permitted pursuant to Section 5.14, (E) Guarantees of letter of credit reimbursement obligations of the Company in an aggregate amount (contingent and non-contingent) at no time exceeding $30,000,000, (F) Loans made to or Reimbursement Obligations incurred by an Eligible Subsidiary hereunder, (G) the French Subsidiary Debt and (H) Debt (other than Debt permitted pursuant to clauses (A), (B), (C), (D), (E), (F) and (G) hereof) not exceeding in aggregate principal amount at any time outstanding for all Subsidiaries 10% of Consolidated Net Worth.

     SECTION 5.13. Use of Proceeds. The proceeds of the Loans made under this Agreement will be used by the Borrower for its general corporate purposes.

None of such proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any "margin stock" within the meaning of Regulation U.

     SECTION 5.14. Negative Pledge. The Company will not, and will not permit any Subsidiary to, create, assume or suffer to exist any Lien on any asset (including the stock and assets of any Subsidiary) now owned or hereafter acquired by it, except:

          (a) Liens on cash and cash equivalents securing Derivatives Obligations, provided that the aggregate amount of cash and cash equivalents subject to such Liens may at no time exceed $10,000,000;

          (b) Liens existing on the date of this Agreement securing Debt outstanding on the date of this Agreement, in an aggregate principal amount not exceeding $36,000,000;

          (c) any Lien existing on any asset of any Person at the time such Person becomes a Subsidiary and not created in contemplation of such event;

          (d) any Lien on any asset securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring such asset; provided that such Lien attaches to such asset concurrently with or within 90 days after the acquisition thereof;

          (e) any Lien on any asset of any Person existing at the time such Person is merged or consolidated with or into the Company or a Subsidiary and not created in contemplation of such event;

          (f) any Lien existing on any asset prior to the acquisition thereof by the Company or a Subsidiary and not created in contemplation of such acquisition;

          (g) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing clauses of this Section; provided that such Debt is not increased and is not secured by any additional assets;

          (h) Liens arising in the ordinary course of its business which (i) do not secure Debt or Derivatives Obligations, (ii) do not secure obligations exceeding $20,000,000 in aggregate amount and (iii) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business;

          (i) Liens arising out of the Receivables Financing;

          (j) Liens on assets of any French Subsidiary securing the French Subsidiary Debt; and

          (k) Liens not otherwise permitted by the foregoing clauses of this Section securing Debt in an aggregate principal amount at any time outstanding not to exceed 5% of Consolidated Net Worth.

                                    ARTICLE 6
                                    DEFAULTS

     SECTION 6.01. Events of Default. If one or more of the following events ("Events of Default") shall have occurred and be continuing:

          (a) the Company shall fail to pay when due any principal of any Loan or shall fail to pay within 2 Domestic Business Days of the date when due any interest on any Loan, any fees or any other amount payable hereunder;

          (b) the Company or any of its Subsidiaries shall fail to observe or perform any covenant contained in Sections 5.07 to 5.14, inclusive;

          (c) the Company or any of its Subsidiaries shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by clause 6.01(a) or 6.01(b) above) for 30 days after notice thereof has been given to the Company by the Administrative Agent at the request of any Bank;

          (d) any representation, warranty, certification or statement made by the Company or any of its Subsidiaries in the Loan Documents or in any certificate, financial statement or other document delivered pursuant hereto or thereto shall prove to have been incorrect in any material respect when made (or deemed made);

          (e) the Company or any Subsidiary shall fail to make any payment in respect of any Material Financial Obligations when due or within any applicable grace period;

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

          (f) any event or condition shall occur which results in the acceleration of the maturity of any Material Debt or enables (or, with the giving of notice or lapse of time or both, would enable) the holder of such Material Debt or any Person acting on such holder's behalf to accelerate the maturity thereof;

          (g) the Company or any of its Subsidiaries shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

          (h) an involuntary case or other proceeding shall be commenced against the Company or any of its Subsidiaries seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Company or any Subsidiary under the federal bankruptcy laws as now or hereafter in effect;

          (i) any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $5,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan (other than pursuant to a standard termination under Section 4041(b) of ERISA) shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the

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

     meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $5,000,000;

          (j) a judgment or order for the payment of money in excess of $5,000,000 shall be rendered against the Company or any Subsidiary and such judgment or order shall continue unsatisfied and unstayed for a period of 30 days;

          (k) any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) (except a person that has or a group of persons each of which has as of the date hereof more than 10% of such voting common stock) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of 25% or more in voting power of the common stock of the Company; or, during any period of 24 consecutive calendar months, individuals who were either (i) directors of the Company on the first day of such period or (ii) elected to fill vacancies caused by the ordinary course resignation or retirement of any other director and whose nomination or election was approved by a vote of at least a majority of directors then still in office who were directors of the Company on the first day of such period, shall cease to constitute a majority of the board of directors of the Company; or

          (l) at any time any obligation is owed to the Banks by any Eligible Subsidiary, the provisions of Article 10 shall cease to constitute valid, binding and enforceable obligations of the Company for any reason, or the Company or any Eligible Subsidiary shall have so asserted in writing;

then, and in every such event, the Administrative Agent shall (i) if requested by the Required Banks, by notice to the Company terminate the Commitments and they shall thereupon terminate, and/or (ii) if requested by the Required Banks, by notice to the Company declare the Notes (together with accrued interest thereon) to be, and the Notes shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company; provided that in the case of any of the Events of Default specified in clause 6.01(g) or 6.01(h) above with respect to the Company, without any notice to the Company or any other act by the Administrative Agent or the Banks, the Commitments shall thereupon terminate and the Notes (together with accrued interest thereon) shall become immediately due and payable without

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

presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company.

     SECTION 6.02. Notice of Default. The Administrative Agent shall give notice to the Company under Section 6.01(c) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.

     SECTION 6.03. Cash Cover. The Company agrees, in addition to the provisions of Section 6.01 hereof, that upon the occurrence and during the continuance of any Event of Default, it shall, if requested by the Administrative Agent upon the instruction of the Required Banks, pay to the Administrative Agent an amount in immediately available funds (which funds shall be held as collateral pursuant to arrangements satisfactory to the Administrative Agent) equal to the aggregate amount available for drawing under all Letters of Credit then outstanding at such time, provided that, upon the occurrence of any Event of Default specified in Section 6.01(g) or 6.01(h) with respect to the Company, the Company shall pay such amount forthwith without any notice or demand or any other act by the Administrative Agent or the Banks.

                                    ARTICLE 7
                                   THE AGENTS

     SECTION 7.01. Appointment and Authorization. Each Bank irrevocably appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with all such powers as are reasonably incidental thereto.

     SECTION 7.02. Administrative Agent and Affiliates. JPMorgan Chase Bank shall have the same rights and powers under the Loan Documents as any other Bank and may exercise or refrain from exercising the same as though it were not the Administrative Agent, and JPMorgan Chase Bank and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Company or any Subsidiary or affiliate of the Company as if it were not the Administrative Agent hereunder.

     SECTION 7.03. Action by Administrative Agent. The obligations of the Administrative Agent under the Loan Documents are only those expressly set forth therein. Without limiting the generality of the foregoing, the Administrative Agent shall not be required to take any action with respect to any Default, except as expressly provided in Article 6.

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

     SECTION 7.04. Consultation with Experts. The Administrative Agent may consult with legal counsel (who may be counsel for a Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

     SECTION 7.05. Liability of Administrative Agent. Neither the Administrative Agent nor any of its affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection with the Loan Documents (i) with the consent or at the request of the Required Banks or (ii) in the absence of its own gross negligence or willful misconduct. Neither the Administrative Agent nor any of its affiliates nor any of their respective directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with the Loan Documents or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of any Borrower; (iii) the satisfaction of any condition specified in Article 3, except receipt of items required to be delivered to the Administrative Agent; or (iv) the validity, effectiveness or genuineness of the Loan Documents or any other instrument or writing furnished in connection therewith. The Administrative Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex, facsimile transmission or similar writing) believed by it to be genuine or to be signed by the proper party or parties. Without limiting the generality of the foregoing, the use of the term "agent" in this Agreement with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom and is intended to create or reflect only an administrative relationship between independent contracting parties.

     SECTION 7.06. Indemnification. Each Bank shall, ratably in accordance with its Commitment, indemnify the Administrative Agent, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrowers) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees' gross negligence or willful misconduct) that such indemnitees may suffer or incur in connection with the Loan Documents or any action taken or omitted by such indemnitees thereunder.

     SECTION 7.07. Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon any Agent or any other Bank, and on the basis of such documents and information as it has deemed appropriate, made its

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

own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon any Agent or any other Bank, and on the basis of such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under the Loan Documents.

     SECTION 7.08. Successor Administrative Agent. The Administrative Agent may resign at any time by giving notice thereof to the Banks and the Company. Upon any such resignation, the Required Banks shall have the right to appoint a successor Administrative Agent with (so long as no Default shall have occurred and be continuing) the consent of the Company, which consent shall not be unreasonably withheld. If no successor Administrative Agent shall have been so appointed by the Required Banks with the Company's consent, and shall have accepted such appointment, within 60 days after the retiring Administrative Agent gives notice of resignation, then the retiring Administrative Agent may, on behalf of the Banks, appoint a successor Administrative Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $50,000,000. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent.

     SECTION 7.09. Administrative Agent's Fee; Arranger Fee. The Company shall pay to the Administrative Agent for its own account and to J.P. Morgan Securities Inc. ("JPMSI"), in its capacity as arranger, for its own account, fees in the amounts and at the times previously agreed upon between the Company and the Administrative Agent and JPMSI, respectively.

     SECTION 7.10. Other Agents. Nothing in this Agreement shall impose upon any Agent other than the Administrative Agent, in its capacity as such an Agent, any obligation or liability whatsoever.

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

                                    ARTICLE 8
                             CHANGE IN CIRCUMSTANCES

     SECTION 8.01. Basis for Determining Interest Rate Inadequate or Unfair. If on or prior to the first day of any Interest Period for any CD Loan, Euro-Currency Loan or Competitive Bid LIBOR Loan:

          (a) the Administrative Agent is advised by the Reference Banks that deposits in dollars (in the applicable amounts) are not being offered to the Reference Banks in the relevant market for such Interest Period, or

          (b) in the case of CD Loans or Euro-Currency Loans, Banks having 50% or more of the aggregate amount of the Commitments advise the Administrative Agent that the Adjusted CD Rate or the London Interbank Offered Rate, as the case may be, as determined by the Administrative Agent will not adequately and fairly reflect the cost to such Banks of funding their CD Loans or Euro-Currency Loans, as the case may be, for such Interest Period, the Administrative Agent shall forthwith give notice thereof to the Borrower and the Banks, whereupon until the Administrative Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, (i) the obligations of the Banks to make CD Loans or Euro-Currency Loans (in the affected currency), as the case may be, or to continue or convert outstanding Loans as or into CD Loans or Euro-Currency Loans (in the affected currency), as the case may be, shall be suspended and (ii) each outstanding CD Loan or Euro-Currency Loan (in the affected currency), as the case may be, shall be prepaid (or, in the case of a Dollar-Denominated Loan, converted into a Base Rate Loan) on the last day of the then current Interest Period applicable thereto. Unless the Borrower notifies the Administrative Agent at least two Domestic Business Days before the date of any Fixed Rate Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, (i) if such Fixed Rate Borrowing is a Syndicated Borrowing, such Borrowing shall instead be made as a Base Rate Borrowing in an equal Dollar Amount and (ii) if such Fixed Rate Borrowing is a Competitive Bid LIBOR Borrowing, then the Competitive Bid LIBOR Loans comprising such Borrowing shall bear interest for each day from and including the first day to but excluding the last day of the Interest Period applicable thereto at the Base Rate for such day.

     SECTION 8.02. Illegality. If, on or after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency

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

charged with the interpretation or administration thereof, or compliance by any Bank (or its Euro-Currency Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Bank (or its Euro-Currency Lending Office) to make, maintain or fund any of its Euro-Currency Loans in any currency and such Bank shall so notify the Administrative Agent, the Administrative Agent shall forthwith give notice thereof to the other Banks and the Borrower, whereupon until such Bank notifies the Borrower and the Administrative Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make Euro-Currency Loans in such currency, or to convert outstanding Loans into Euro-Currency Loans in such currency, shall be suspended. Before giving any notice to the Administrative Agent pursuant to this Section, such Bank shall designate a different Euro-Currency Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such notice is given, each Euro-Currency Loan in such currency of such Bank then outstanding shall be converted to a Base Rate Loan (in the case of an Alternative Currency Loan, in a principal amount determined on the basis of the Spot Rate on the date of conversion) either (a) on the last day of the then current Interest Period applicable to such Euro-Dollar Loan if such Bank may lawfully continue to maintain and fund such Loan to such day or (b) immediately if such Bank shall determine that it may not lawfully continue to maintain and fund such Loan to such day.

     SECTION 8.03. Increased Cost and Reduced Return. (a) If on or after (x) the date hereof, in the case of any Committed Loan or Letter of Credit or any obligation to make Committed Loans or issue or participate in any Letter of Credit or (y) the date of any related Competitive Bid Quote, in the case of any Competitive Bid Loan, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding
(i) with respect to any CD Loan any such requirement included in an applicable Domestic Reserve Percentage and (ii) with respect to any Euro-Currency Loan any such requirement included in an applicable Euro-Currency Reserve Percentage), special deposit, insurance assessment (excluding, with respect to any CD Loan, any such requirement reflected in an applicable Assessment Rate) or similar requirement against assets of, deposits with or for the account of, or credit extended by, any

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

Bank (or its Applicable Lending Office) or shall impose on any Bank (or its Applicable Lending Office) or on the United States market for certificates of deposit or the London interbank market any other condition affecting its Fixed Rate Loans, its Note or its obligation to make Fixed Rate Loans or its obligations hereunder in respect of Letters of Credit and the result of any of the foregoing is to increase the cost to such Bank (or its Applicable Lending Office) of making or maintaining any Fixed Rate Loan or of issuing or participating in any Letter of Credit, or to reduce the amount of any sum received or receivable by such Bank (or its Applicable Lending Office) under this Agreement or under its Note with respect thereto, by an amount deemed by such Bank to be material, then, within 15 days after demand by such Bank (with a copy to the Administrative Agent), the Company shall pay, or shall cause another Borrower to pay, such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction.

     (b) If any Bank shall have determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any such law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Bank (or its Parent) as a consequence of such Bank's obligations hereunder to a level below that which such Bank (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank (with a copy to the Administrative Agent), the Company shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its Parent) for such reduction.

     (c) Each Bank will promptly notify the Company and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

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

     SECTION 8.04. Taxes. (a) For purposes of this Section 8.04, the following terms have the following meanings:

     "Taxes" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings with respect to any payment by any Borrower pursuant to any Loan Document, and all liabilities with respect thereto, excluding (i) in the case of each Bank and the Administrative Agent, taxes imposed on its income, net worth or gross receipts and franchise or similar taxes imposed on it, by a jurisdiction under the laws of which such Bank or the Administrative Agent (as the case may be) is organized or in which its principal executive office is located or, in the case of each Bank, in which its Applicable Lending Office is located and (ii) in the case of each Bank, any United States withholding tax imposed on such payments but only to the extent that such Bank is subject to United States withholding tax at the time such Bank first becomes a party to this Agreement.

     "Other Taxes" means any present or future stamp or documentary taxes and any other excise or property taxes, or similar charges or levies, which arise from any payment made pursuant to this Agreement or under any Note or from the execution or delivery of, or otherwise with respect to, any Loan Document.

     (b) Any and all payments by any Borrower to or for the account of any Bank or the Administrative Agent hereunder or under any Note shall be made without deduction for any Taxes or Other Taxes; provided that, if a Borrower shall be required by law to deduct any Taxes or Other Taxes from any such payments, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 8.04) such Bank or the Administrative Agent (as the case may
be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions, (iii) such Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (iv) such Borrower shall furnish to the Administrative Agent, at its address referred to in Section 11.01, the original or a certified copy of a receipt evidencing payment thereof.

     (c) The Company agrees to indemnify each Bank and the Administrative Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 8.04) paid by such Bank or the Administrative Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be paid

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

within 15 days after such Bank or the Administrative Agent (as the case may be) makes demand therefor.

     (d) Each Bank organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Bank listed on the signature pages hereof and on or prior to the date on which it becomes a Bank in the case of each other Bank, and from time to time thereafter if requested in writing by the Company (but only so long as such Bank remains lawfully able to do so), shall provide the Company with Internal Revenue Service form W-8BEN or W-8ECI, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Bank is entitled to benefits under an income tax treaty to which the United States is a party which exempts the Bank from United States withholding tax or reduces the rate of withholding tax on payments of interest for the account of such Bank or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States.

     (e) For any period with respect to which a Bank has failed to provide the Company with the appropriate form pursuant to Section 8.04(d) (unless such failure is due to a change in treaty, law or regulation occurring subsequent to the date on which such form originally was required to be provided), such Bank shall not be entitled to indemnification under Section 8.04(b) or 8.04(c) with respect to Taxes imposed by the United States; provided that if a Bank, which is otherwise exempt from or subject to a reduced rate of withholding tax, becomes subject to Taxes because of its failure to deliver a form required hereunder, the Company shall take such steps as such Bank shall reasonably request to assist such Bank to recover such Taxes.

     (f) If any Borrower is required to pay additional amounts to or for the account of any Bank pursuant to this Section 8.04, then such Bank will change the jurisdiction of its Applicable Lending Office if, in the judgment of such Bank, such change (i) will eliminate or reduce any such additional payment which may thereafter accrue and (ii) is not otherwise disadvantageous to such Bank.

     SECTION 8.05. Foreign Subsidiary Costs. (a) If the cost to any Bank of making or maintaining any Loan to or of issuing or maintaining any Letter of Credit for the account of an Eligible Subsidiary is increased, or the amount of any sum received or receivable by any Bank (or its Applicable Lending Office) is reduced by an amount deemed by such Bank to be material, by reason of the fact that such Eligible Subsidiary is incorporated in, or conducts business in, a jurisdiction outside the United States, the Company shall indemnify such Bank for such increased cost or reduction within 15 days after demand by such Bank (with a copy to the Administrative Agent). A certificate of such Bank claiming

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

compensation under this subsection 8.05 and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error.

     (b) Each Bank will promptly notify the Company and the Administrative Agent of any event of which it has knowledge that will entitle such Bank to additional interest or payments pursuant to subsection 8.05 and will designate a different Applicable Lending Office, if, in the judgment of such Bank, such designation will avoid the need for, or reduce the amount of, such compensation and will not be otherwise disadvantageous to such Bank.

     SECTION 8.06. Base Rate Loans Substituted for Affected Fixed Rate Loans. If
(i) the obligation of any Bank to make, or convert outstanding Loans to, Euro-Currency Loans in any currency has been suspended pursuant to Section 8.02 or (ii) any Bank has demanded compensation under Section 8.03, 8.04 or 8.05 with respect to its CD Loans or Euro-Currency Loans in any currency and the Borrower shall, by at least five Euro-Dollar Business Days' prior notice to such Bank through the Administrative Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer exist:

          (a) all Loans which would otherwise be made by such Bank as (or continued as or converted into) CD Loans or Euro-Currency Loans (in the affected currency), as the case may be, shall instead be Base Rate Loans (in the case of Alternative Currency Loans, in the same Dollar Amount as the Euro-Currency Loan that such Lender would otherwise have made in the Alternative Currency) on which interest and principal shall be payable contemporaneously with the related Fixed Rate Loans of the other Banks; and

          (b) after each of its CD Loans or Euro-Currency Loans (in the affected currency), as the case may be, has been repaid (or converted to a Base Rate
     Loan), all payments of principal which would otherwise be applied to repay such Fixed Rate Loans shall be applied to repay its Base Rate Loans instead.

If such Bank notifies the Borrower that the circumstances giving rise to such notice no longer apply, the principal amount of each such Base Rate Loan shall be converted into a CD Loan or Euro-Currency Loan, as the case may be, on the first day of the next succeeding Interest Period applicable to the related CD Loans or Euro-Currency Loans of the other Banks. If such Loan is converted into an Alternative Currency Loan, such Bank, the Agent and the Borrower shall make

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

such arrangements as shall be required (including increasing or decreasing the amount of such Alternative Currency Loan) so that such Alternative Currency Loan shall be in the same amount as it would have been if the provisions of this Section had never applied thereto.

     SECTION 8.07. Substitution of Bank. If (i) the obligation of any Bank to make Euro-Currency Loans or to convert or continue outstanding Loans into Euro-Currency Loans in any currency shall be suspended pursuant to Section 8.02 or (ii) any Bank shall demand compensation pursuant to Section 8.03, 8.04 or 8.05, the Borrower shall have the right, with the assistance of the Administrative Agent and the Issuing Banks, to seek a mutually satisfactory bank or banks (which may be one or more of the Banks) to purchase the outstanding Loans of such Bank and to assume the Commitment and Letter of Credit Liabilities of such Bank.

                                    ARTICLE 9
             REPRESENTATIONS AND WARRANTIES OF ELIGIBLE SUBSIDIARIES

     Each Eligible Subsidiary shall be deemed by the execution and delivery of its Election to Participate to have represented and warranted as of the date thereof that:

     SECTION 9.01. Corporate Existence and Power. It is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and is a Majority-Owned Consolidated Subsidiary.

     SECTION 9.02. Corporate Governmental Authorization; No Contravention. The execution and delivery by it of its Election to Participate and its Notes, and the performance by it of this Agreement and its Notes, are within its corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of its certificate or incorporation or by-laws or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Company or such Eligible Subsidiary or result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries.

     SECTION 9.03. Binding Effect. This Agreement constitutes a valid and binding agreement of such Eligible Subsidiary and its Notes, when and if executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of such Eligible Subsidiary, in each case enforceable in accordance

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

with its terms except as the same may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by general principles of equity.

     SECTION 9.04. Taxes. Except as disclosed in such Election to Participate, there is no income, stamp or other tax of any country, or any taxing authority thereof or therein, imposed by or in the nature of withholding or otherwise, which is imposed on any payment to be made by such Eligible Subsidiary pursuant hereto or on its Notes, or is imposed on or by virtue of the execution, delivery or enforcement of its Election to Participate or of its Notes.

                                   ARTICLE 10
                                    GUARANTY

     SECTION 10.01. The Guaranty. The Company hereby unconditionally and absolutely guarantees the full and punctual payment (whether at stated maturity, upon acceleration or otherwise) of the principal of and interest on each Loan made to and each Reimbursement Obligation incurred by each Eligible Subsidiary pursuant to this Agreement, and the full and punctual payment of all other amounts payable by each Eligible Subsidiary under this Agreement. Upon failure by any Eligible Subsidiary to pay punctually any such amount, the Company shall forthwith on demand pay the amount not so paid at the place and in the manner specified in this Agreement.

     SECTION 10.02. Guaranty Unconditional. The obligations of the Company hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

          (a) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of any Eligible Subsidiary under this Agreement or any Note, by operation of law or otherwise;

          (b) any modification or amendment of or supplement to this Agreement or any Note;

          (c) any release, impairment, non-perfection or invalidity of any direct or indirect security for any obligation of any Eligible Subsidiary under this Agreement or any Note;

          (d) any change in the corporate existence, structure or ownership of any Eligible Subsidiary, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Eligible Subsidiary or its assets or any resulting release or discharge of any obligation of any Eligible Subsidiary contained in this Agreement or any Note;

          (e) the existence of any claim, set-off or other rights which the Company may have at any time against any Eligible Subsidiary, the Administrative Agent, any Bank or any other Person, whether in connection herewith or any unrelated transactions; provided that nothing herein shall
                                             --------
     prevent the assertion of any such claim by separate suit or compulsory counterclaim;

          (f) any invalidity or unenforceability relating to or against any Eligible Subsidiary for any reason of this Agreement or any Note, or any provision of applicable law or regulation purporting to prohibit the payment by any Eligible Subsidiary of the principal of or interest on any Note or any other amount payable by it under this Agreement; or

          (g) any other act or omission to act or delay of any kind by any Eligible Subsidiary, the Administrative Agent, any Lender or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of the Company's obligations hereunder.

     SECTION 10.03. Discharge Only upon Payment in Full; Reinstatement In Certain Circumstances. The Company's obligations hereunder shall remain in full force and effect until the Commitments shall have terminated and the principal of and interest on the Loans, the Reimbursement Obligations and all other amounts payable by the Company and each Eligible Subsidiary under this Agreement shall have been paid in full. If at any time any payment of the principal of or interest on any Loan or any other amount payable by any Eligible Subsidiary under this Agreement is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of any Eligible Subsidiary or otherwise, the Company's obligations hereunder with respect to such payment shall be reinstated at such time as though such payment had been due but not made at such time.

     SECTION 10.04. Waiver by the Company. The Company irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against any Eligible Subsidiary or any other Person.

     SECTION 10.05. Subrogation. Upon making any payment with respect to any Eligible Subsidiary hereunder, the Company shall be subrogated to the rights of the payee against such Eligible Subsidiary with respect to such payment;

provided that the Company shall not enforce any payment by way of subrogation
--------
unless all amounts of principal of and interest on the Loans to such Eligible Subsidiary and all other amounts payable by such Eligible Subsidiary under this Agreement have been paid in full.

     SECTION 10.06. Stay of Acceleration. If acceleration of the time for payment of any amount payable by any Eligible Subsidiary under this Agreement or its Notes is stayed upon insolvency, bankruptcy or reorganization of such Eligible Subsidiary, all such amounts otherwise subject to acceleration under the terms of this Agreement shall nonetheless be payable by the Company hereunder forthwith on demand by the Administrative Agent made at the request of the Required Banks.

                                   ARTICLE 11
                                  MISCELLANEOUS

     SECTION 11.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile transmission or similar writing) and shall be given to such party: (w) in the case of the Company or the Administrative Agent, at its address, facsimile number or telex number set forth on the signature pages hereof, (x) in the case of any Bank, at its address, facsimile number or telex number set forth in its Administrative Questionnaire, (y) in the case of any Eligible Subsidiary, to it in care of the Company or (z) in the case of any party, such other address, facsimile number or telex number as such party may hereafter specify for the purpose by notice to the Administrative Agent and the Company. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in this Section and the appropriate answerback is received, (ii) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (iii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iv) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Administrative Agent or any Issuing Bank under Article 2 or Article 8 shall not be effective until received.

     SECTION 11.02. No Waivers. No failure or delay by the Administrative Agent or any Bank in exercising any right, power or privilege under the Loan Documents shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     SECTION 11.03. Expenses; Indemnification. (a) The Company shall pay (i) all out-of-pocket expenses of the Administrative Agent, including fees and disbursements of special counsel for the Administrative Agent, in connection with the preparation of the Loan Documents, any waiver or consent thereunder or any amendment thereof or any Default or alleged Default hereunder and (ii) if an Event of Default occurs, all out-of-pocket expenses incurred by the Administrative Agent and each Bank, including fees and disbursements of counsel, in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom.

     (b) The Company agrees to indemnify the each Agent and Bank, their respective affiliates and the respective directors, officers, agents and employees of the foregoing (each an "Indemnitee") and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by such Indemnitee in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) brought or threatened relating to or arising out of this Agreement or any actual or proposed use of proceeds of Loans hereunder; provided that no Indemnitee shall have the right to be indemnified hereunder for such Indemnitee's own gross negligence or willful misconduct as determined by a court of competent jurisdiction.

     SECTION 11.04. Sharing of Set-Offs. Subject to Section 2.18, each Bank agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount then due with respect to the Loans and Letter of Credit Liabilities held by it which is greater than the proportion received by any other Bank in respect of the aggregate amount then due and interest due with respect to the Loans and Letter of Credit Liabilities held by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Loans and Letter of Credit Liabilities held by the other Banks, and such other adjustments shall be made, as may be required so that all such payments then due with respect to the Loans and Letter of Credit Liabilities held by the Banks shall be shared by the Banks pro rata; provided that nothing in this Section shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrowers other than indebtedness under the Loan Documents. Each Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in the Loans and Letter of Credit Liabilities, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of such Borrower in the amount of such participation.

     SECTION 11.05. Amendments and Waivers. Any provision of this Agreement or the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Company and the Required Banks (and, if the rights or duties of any Agent, the Swingline Bank or any Issuing Bank are affected thereby, by such Person); provided that no such amendment or waiver shall:

          (a) unless signed by all the Banks, (i) increase or decrease the Commitment of any Bank (except (x) as contemplated by Section 2.19 or (y) for a ratable decrease in the Commitments of all Banks) or subject any Bank to any additional obligation, (ii) reduce the principal of or rate of interest on any Loan or the amount to be reimbursed in respect of any Letter of Credit or any interest thereon or any fees hereunder, (iii) postpone the date fixed for any payment of principal of or interest on any Loan or for reimbursement in respect of any Letter of Credit or interest thereon or any fees hereunder or for termination of any Commitment, (iv) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes and Letter of Credit Liabilities, or the number of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement, (v) change this Section 11.05, (vi) release the Company from any obligation under Article 10 or (vii) permit the subordination of any payment or right of payment due to the Banks under the Loan Documents;

          (b) unless signed by a Designated Lender or its Designating Bank, (i) subject such Designated Lender to any additional obligation, (ii) affect its rights hereunder (unless the rights of all the Banks hereunder are similarly affected) or (iii) change this clause 11.05(b); or

          (c) unless signed by an Eligible Subsidiary, (w) subject such Eligible Subsidiary to any additional obligation, (x) increase the principal of or rate of interest on any outstanding Loan of such Eligible Subsidiary, (y) accelerate the stated maturity of any outstanding Loan of such Eligible Subsidiary or (z) change this proviso.
                                   -------

     SECTION 11.06. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that no Borrower may assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all Banks.

     (b) Any Bank may at any time grant to one or more banks or other institutions (each a "Participant") participating interests in its Commitment and/or any or all of its Loans and Letter of Credit Liabilities. In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to any Borrower and the Administrative Agent, such Bank shall remain responsible for the performance of its obligations hereunder, and the Borrower, the Issuing Banks and the Administrative Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and/or obligations under the Loan Documents. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrowers under the Loan Documents including, without limitation, the right to approve any amendment, modification or waiver of any provision thereof; provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in clause (i),
(ii) or (iii) of Section 11.05 without the consent of the Participant. The Borrowers agree that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Article 8 with respect to its participating interest. An assignment or other transfer which is not permitted by subsection 11.06(c) or 11.06(d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection 11.06(b).

     (c) Any Bank may at any time assign to one or more Eligible Assignees all, or a proportionate part (equivalent to an initial Commitment of not less than $5,000,000) of all, of its rights and obligations under the Loan Documents, and such Eligible Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement in substantially the form of Exhibit J hereto. Upon the consummation of any assignment pursuant to this subsection 11.06(c), the transferor Bank, the Administrative Agent and the Borrowers shall make appropriate arrangements so that, if required, new Notes are issued to the Eligible Assignee. In connection with any such assignment, the transferor Bank shall pay to the Administrative Agent an administrative fee for processing such assignment in the amount of $3,500. If the Eligible Assignee is not incorporated under the laws of the United States of America or a state thereof, it shall, prior to the first date on which interest or fees are payable hereunder for its account, deliver to the Company and the Administrative Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 8.04.

     (d) Any Bank may at any time assign all or any portion of its rights under the Loan Documents to a Federal Reserve Bank. No such assignment shall release the transferor Bank from its obligations hereunder.

     (e) No Eligible Assignee, Participant or other transferee of any Bank's rights shall be entitled to receive any greater payment under Section 8.03 or
8.04 than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Company's prior written consent or by reason of the provisions of Section 8.02, 8.03 or 8.04 requiring such Bank to designate a different Applicable Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

     SECTION 11.07. Designated Lenders. (a) Subject to the provisions of this subsection (a), any Bank may at any time designate an Approved Fund to provide all or a portion of the Loans to be made by such Lender pursuant to this Agreement; provided that such designation shall not be effective unless the Company and the Administrative Agent consent thereto (which consents shall not be unreasonably withheld or delayed). When a Lender and its Approved Fund shall have signed an agreement substantially in the form of Exhibit K hereto (a "Designation Agreement") and the Company and the Administrative Agent shall have signed their respective consents thereto, such Approved Fund shall become a Designated Lender for purposes of this Agreement. The Designating Bank shall thereafter have the right to permit such Designated Lender to provide all or a portion of the Loans to be made by such Designating Bank pursuant to Section
2.01 or 2.03, and the making of such Loans or portion thereof shall satisfy the obligation of the Designating Bank to the same extent, and as if, such Loans or portion thereof were made by the Designating Bank. As to any Loans or portion thereof made by it, each Designated Lender shall have all the rights that a Bank making such Loans or portion thereof would have had under this Agreement and otherwise; provided that (x) its voting rights under this Agreement shall be exercised solely by its Designating Bank and (y) its Designating Bank shall remain solely responsible to the other parties hereto for the performance of such Designated Lender's obligations under this Agreement, including its obligations in respect of the Loans or portion thereof made by it or to be made by it. No additional Note shall be required to evidence the Loans or portion thereof made by a Designated Lender; and the Designating Bank shall be deemed to hold its Note as agent for its Designated Lender to the extent of the Loans or portion thereof funded by such Designated Lender. Each Designating Bank shall act as administrative agent for its Designated Lender and give and receive notices and other communications on its behalf. Any payments for the account of any Designated Lender shall be paid to its Designating Bank as administrative agent for such Designated Lender and neither the Borrowers nor the Administrative Agent shall be responsible for any Designating Bank's application of such payments. In addition, any Designated Lender may, with notice to (but without the prior written consent of) the Company and the Administrative Agent, (i) assign all or portions of its interest in any Loans to its Designating Bank or to any financial institutions consented to by the Company and the Administrative Agent that provide liquidity and/or credit facilities to or for the account of such Designated Lender to support the funding of Loans or portions thereof made by it and (ii) disclose on a confidential basis any non-public information relating to its Loans or portions thereof to any rating agency, commercial paper dealer or provider of any guarantee, surety, credit or liquidity enhancement to such Designated Lender.

     (b) Each party to this Agreement agrees that it will not institute against, or join any other person in instituting against, any Designated Lender any bankruptcy, insolvency, reorganization or other similar proceeding under any federal or state bankruptcy or similar law, for one year and a day after all outstanding senior indebtedness of such Designated Lender is paid in full. The Designating Bank for each Designated Lender agrees to indemnify, save, and hold harmless each other party hereto for any loss, cost, damage and expense arising out of its inability to institute any such proceeding against such Designated Lender. This subsection (b) shall survive the termination of this Agreement.

     SECTION 11.08. Collateral. Each of the Banks represents to each Agent and each of the other Banks that it in good faith is not relying upon any "margin stock" (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.

     SECTION 11.09. Governing Law; Submission to Jurisdiction. This Agreement and each Note shall be governed by and construed in accordance with the laws of the State of New York. Each Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

     SECTION 11.10. Counterparts; Integration. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

     SECTION 11.11. WAIVER OF JURY TRIAL. EACH OF THE BORROWERS, THE AGENTS, THE BANKS AND THE ISSUING BANKS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     SECTION 11.12. Judgment Currency. If, under any applicable law and whether pursuant to a judgment being made or registered against any Borrower or for any other reason, any payment under or in connection with this Agreement, is made or satisfied in a currency (the "Other Currency") other than that in which the relevant payment is due (the "Required Currency") then, to the extent that the payment (when converted into the Required Currency at the rate of exchange on the date of payment or, if it is not practicable for the party entitled thereto (the "Payee") to purchase the Required Currency with the other Currency on the date of payment, at the rate of exchange as soon thereafter as it is practicable for it to do so) actually received by the Payee falls short of the amount due under the terms of this Agreement, such Borrower shall, to the extent permitted by law, as a separate and independent obligation, indemnify and hold harmless the Payee against the amount of such short-fall. For the purpose of this Section, "rate of exchange" means the rate at which the Payee is able on the relevant date to purchase the Required Currency with the Other Currency and shall take into account any premium and other costs of exchange.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                           UNIVERSAL HEALTH SERVICES, INC.


                                           By:/s/ Kirk E. Gorman
                                              ----------------------------------
                                              Title: Senior Vice President

                                           Universal Health Services, Inc.
                                           367 South Gulph Road
                                           King of Prussia, PA 19406
                                           Attention: General Counsel
                                           Phone:     (610) 768-3300
                                           Facsimile: (610) 992-4566

                                           JPMORGAN CHASE BANK,
                                           as Administrative Agent


                                           By:/s/ Dawn Lee Lum
                                              ----------------------------------
                                              Title: Vice President

                                           Agent Bank Services
                                           One Chase Manhattan Plaza, 8 th Floor
                                           New York, NY 10081
                                           Attention: Ann Bowles
                                           Facsimile No.: 212-552-7500
                                           cc: 270 Park Avenue
                                           New York, NY 10017
                                           Attention: Dawn Lee Lum
                                           Facsimile No.: 212-270-3279


                                           BANK OF AMERICA, N.A.,
                                           as Syndication Agent


                                           By:/s/ Kevin Wagley
                                              ----------------------------------
                                              Title: Principal


                                           FIRST UNION NATIONAL BANK,
                                           as Co-Documentation Agent


                                           By:/s/ Jeanette A. Griffin
                                              ----------------------------------
                                              Title: Vice President


                                           FLEET NATIONAL BANK,
                                           as Co-Documentation Agent


                                           By:/s/ Carol Castle
                                              ----------------------------------
                                              Title: Director

                                           BANKS:

                                           JPMORGAN CHASE BANK


                                           By:/s/ Dawn Lee Lum
                                              ----------------------------------
                                              Title: Vice President


                                           BANK OF AMERICA, N.A.


                                           By:/s/ Kevin Wagley
                                              ----------------------------------
                                              Title: Principal


                                           FIRST UNION NATIONAL BANK


                                           By:/s/ Jeanette A. Griffin
                                              ----------------------------------
                                              Title: Vice President


                                           FLEET NATIONAL BANK


                                           By:/s/ Carol Castle
                                              ----------------------------------
                                              Title: Director


                                           ABN AMRO BANK N.V.


                                           By:/s/ James Kreitler
                                              ----------------------------------
                                              Title: Group Vice President


                                           By:/s/ Craig Trautwein
                                              ----------------------------------
                                              Title: Vice President

                                           BANCO POPULAR DE PUERTO RICO


                                           By:/s/ Hector A. Vina
                                              ----------------------------------
                                              Title: Vice President


                                           SUNTRUST BANK


                                           By:/s/ William D. Priester
                                              ----------------------------------
                                              Title: Vice President


                                           THE BANK OF NEW YORK


                                           By:/s/ Michael Flannery
                                              ----------------------------------
                                              Title: Vice President


                                           NATIONAL CITY BANK OF
                                              KENTUCKY


                                           By:/s/ Rob King
                                              ----------------------------------
                                              Title: Senior Vice President


                                           PNC BANK


                                           By:/s/ Nicholas A. Aponte
                                              ----------------------------------
                                              Title: Vice President

                                PRICING SCHEDULE

     The "Euro-Currency Margin", "CD Margin", "Facility Fee Rate" and "LC Fee Rate" for any day are the respective percentages set forth below in the applicable row under the column corresponding to the Status that exists on such day:

Status                   Level I     Level II     Level III
------                   -------     --------     ---------

Euro-Currency Margin      0.800%       1.000%       1.150%
CD Margin                 0.925%       1.125%       1.275%
Facility Fee Rate         0.200%       0.250%       0.350%
LC Fee Rate               0.800%       1.000%       1.150%

     For purposes of this Schedule, the following terms have the following meanings:

     "Applicable Leverage Ratio" means, at any date of determination, the Leverage Ratio as at the date of the financial statements then most recently delivered pursuant to Section 5.01 not less than three Euro-Dollar Business Days prior to such date of determination; provided that at any time at which a Default exists under Section 5.01(a), 5.01(b) or 5.01(c), the Applicable Leverage Ratio shall be deemed to be greater than 0.62.

     "Level I Status" exists at any date if, at such date, the Applicable Leverage Ratio is less than 0.50.

     "Level II Status" exists at any date if, at such date, (i) the Applicable Leverage Ratio is less than 0.62 and (ii) Level I Status does not exist.

     "Level III Status" exists at any date if, at such date, no other Status exists.

     "Status" refers to the determination of which of Level I Status, Level II Status or Level III Status exists at any date.

                              COMMITMENT SCHEDULE

BANK                                  COMMITMENT
----                                 ------------
JPMorgan Chase Bank                  $ 62,500,000

Bank of America, N.A.                $ 57,500,000

First Union National Bank            $ 50,000,000

Fleet National Bank                  $ 50,000,000

ABN Amro Bank N.V.                   $ 35,000,000

Banco Popular de Puerto Rico         $ 35,000,000

SunTrust Bank                        $ 35,000,000

The Bank of New York                 $ 25,000,000

National City Bank of Kentucky       $ 25,000,000

PNC Bank                             $ 25,000,000
                                     ------------
TOTAL                                $400,000,000
                                     ------------

                                   SCHEDULE 1
                                  Subsidiaries

Name of Subsidiary                                 Jurisdiction of Incorporation
--------------------------------------------------------------------------------
ASC of Brownsville, Inc.                                    Delaware

ASC of Corona, Inc.                                         California

ASC of Hammond, Inc.                                        Delaware

ASC of Las Vegas, Inc.                                      Nevada

ASC of Littleton, Inc.                                      Colorado

ASC of Midwest City, Inc.                                   Oklahoma

ASC of New Albany, Inc.                                     Indiana

ASC of Palm Springs, Inc.                                   California

ASC of Ponca City, Inc.                                     Oklahoma

ASC of Reno, Inc.                                           Nevada

ASC of Springfield, Inc.                                    Missouri

ASC of St. George, Inc.                                     Utah

Aiken Regional Medical Centers, Inc.                        South Carolina

Ambulatory Surgery Center of Brownsville,                   Delaware
L.P.

Arbour Elder Services, Inc.                                 Massachusetts

Arkansas Surgery Center of Brownsville, L.P.                Arkansas

Auburn Regional Medical Center, Inc.                        Washington

Bluegrass Regional Cancer Center, L.L.P.                    Kentucky

Capitol Radiation Therapy, L.L.P.                           Kentucky

Chalmette Medical Center, Inc.                              Louisiana

Children's Reach, L.L.C.                                    Pennsylvania

Choate Health Management, Inc.                              Massachusetts

Cie Financiere & Immobiliere Medicale                       France

Clinic Management Services                                  France

Name of Subsidiary                                 Jurisdiction of Incorporation
--------------------------------------------------------------------------------
Clinique Andre Pare                                         France

Clinique Bon Secours                                        France

Clinique de Bercy                                           France

Clinique Investissement                                     France

Clinique Pasteur                                            France

Clinique Richelieu                                          France

Clinique Saint Augustin                                     France

Comprehensive Occupational and Clinical                     Delaware
Health, Inc.

C.S.J.                                                      France

Danville Radiation Therapy, L.L.P.                          Kentucky

Del Amo Hospital, Inc.                                      California

District Hospital Partners, L.P.                            District of Columbia

Doctors' Hospital of Shreveport, Inc.                       Louisiana

Eye West Laser Vision, L.P.                                 Delaware

Fonciere G                                                  France

Forest View Psychiatric Hospital, Inc.                      Michigan

Fort Duncan Medical Center, Inc.                            Delaware

Fort Duncan Medical Center, L.P.                            Delaware

G. V. I.                                                    France

Glen Oaks Hospital, Inc.                                    Texas

Gravelle Bercy                                              France

HRI Clinics, Inc.                                           Massachusetts

HRI Hospital, Inc.                                          Massachusetts

Health Care Finance & Construction Corp.                    Delaware

Holding Saint Augustin                                      France

Hope Square Surgical Center, L.P.                           Delaware

Name of Subsidiary                                 Jurisdiction of Incorporation
--------------------------------------------------------------------------------
Immobliere Bon Secours                                      France

Immobliere de la Clinique Richelieu                         France

Immobliere Saint Augustin                                   France

Inland Valley Regional Medical Center, Inc.                 California

Internal Medicine Associates of Doctors'                    Louisiana
Hospital, Inc.

La Amistad Residential Treatment Center, Inc.               Florida

Laredo Holdings, Inc.                                       Delaware

Laredo Regional Medical Center, L.P.                        Delaware

Laredo Regional, Inc.                                       Delaware

Madison Radiation Oncology Associates, L.L.C.               Indiana

Maison de Sante Pasteur                                     France

Manatee Memorial Hospital, L.P.                             Delaware

McAllen Hospitals, L.P.                                     Delaware

McAllen Medical Center Physicians Group, Inc.               Texas

Medi-Partenaires SAS                                        France

Meridell Achievement Center, Inc.                           Texas

Merion Building Management, Inc.                            Delaware

Nevada Radiation Oncology Center-West,                      Nevada
L.L.C.

New Albany Outpatient Surgery, L.P.                         Delaware

North Penn Hospital, L.L.C.                                 Pennsylvania

Northern Nevada Ambulatory Surgical Center,                 Nevada
L.L.C.

Northern Nevada Medical Center, L.P.                        Delaware

Northwest Texas Healthcare System, Inc.                     Texas

Northwest Texas Surgical Hospital, L.L.C.                   Texas

Nouvelle Clinique Villette                                  France

Name of Subsidiary                                 Jurisdiction of Incorporation
--------------------------------------------------------------------------------
Oasis Health Systems, L.L.C.                                Nevada

Plaza Surgery Center Limited Partnership                    Nevada

Polyclinique Saint Jean                                     France

Professional Probation Services, Inc.                       Georgia

Professional Surgery Corporation of Arkansas                Arkansas

Pueblo Medical Center, Inc.                                 Nevada

RCW of Edmond, Inc.                                         Oklahoma

Radiation Therapy Associates of California,                 California
L.L.C.

Relational Therapy Clinic, Inc.                             Louisiana

Renaissance Women's Center of Austin, L.L.C.                Texas

Renaissance Women's Center of Edmond,                       Oklahoma
L.L.C.

River Crest Hospital, Inc.                                  Texas

River Oaks, Inc.                                            Louisiana

River Parishes Internal Medicine, Inc.                      Louisiana

Sante Finance SA                                            France

Sante Investissment                                         France

Sante Parteniers S.a.r.l.                                   Luxembourg

Socrate                                                     France

South Texas Heart, Inc.                                     Delaware

South Texas Holdings, Inc.                                  Delaware

Southern Indiana Radiation Oncology                         Indiana
Associates, L.L.C.

Sparks Family Hospital, Inc.                                Nevada

St. George Surgical Center, L.P.                            Delaware

St. Louis Behavioral Medicine Institute, Inc.               Missouri

Ste Nille D'Exploitation de la Clinique                     France
Cardiologique D'Aressy

Name of Subsidiary                                 Jurisdiction of Incorporation
--------------------------------------------------------------------------------
Summerlin Hospital Medical Center, L.L.C.                   Delaware

Summerlin Hospital Medical Center, L.P.                     Delaware

Surgery Center of Corona, L.P.                              Delaware

Surgery Center of Hammond, L.L.C.                           Delaware

Surgery Center of Littleton, L.P.                           Delaware

Surgery Center of Midwest City, L.P.                        Delaware

Surgery Center of Ponca City, L.P.                          Delaware

Surgery Center of Springfield, L.P.                         Delaware

Surgery Center of Waltham, Limited                          Massachusetts
Partnership

The Alliance for Creative Development, Inc.                 Pennsylvania

The Arbour, Inc.                                            Massachusetts

The Bridgeway, Inc.                                         Arkansas

The Pavilion Foundation                                     Illinois

Tonopah Health Services, Inc.                               Nevada

Trenton Street Corporation                                  Texas

Turning Point Care Center, Inc.                             Georgia

Two Rivers Psychiatric Hospital, Inc.                       Delaware

UHS Advisory, Inc.                                          Delaware

UHS Broadlane Holdings L.P.                                 Delaware

UHS Health Partners S.a.r.l.                                Luxembourg

UHS Holding Company, Inc.                                   Nevada

UHS International, Inc.                                     Delaware

UHS Ireland Limited                                         Ireland

UHS Las Vegas Properties, Inc.                              Nevada

UHS Managed Care Operations, L.L.C.                         Pennsylvania

UHS Midwest Center for Youth and Families,                  Indiana
Inc.

Name of Subsidiary                                 Jurisdiction of Incorporation
--------------------------------------------------------------------------------
UHS Receivables Corp.                                       Delaware

UHS Recovery Foundation, Inc.                               Pennsylvania

UHS of Anchor, L.P.                                         Delaware

UHS of Belmont, Inc.                                        Delaware

UHS of Bradenton, Inc.                                      Florida

UHS of D.C., Inc.                                           Delaware

UHS of Delaware, Inc.                                       Delaware

UHS of Eagle Pass, Inc.                                     Delaware

UHS of Fairmount, Inc .                                     Delaware

UHS of Fayetteville, Inc.                                   Arkansas

UHS of Florida, Inc.                                        Florida

UHS of Fuller, Inc.                                         Massachusetts

UHS of Georgia Holdings, Inc.                               Delaware

UHS of Georgia, Inc.                                        Delaware

UHS of Greenville, Inc.                                     Delaware

UHS of Hampton Learning Center, Inc.                        New Jersey

UHS of Hampton, Inc.                                        New Jersey

UHS of Hartgrove, Inc.                                      Illinois

UHS of Lakeside, Inc.                                       Delaware

UHS of Laurel Heights, L.P.                                 Delaware

UHS of Manatee, Inc.                                        Florida

UHS of New Orleans, Inc.                                    Louisiana

UHS of Odessa, Inc.                                         Texas

UHS of Oklahoma, Inc.                                       Oklahoma

UHS of Palmdale, Inc.                                       Delaware

UHS of Parkwood, Inc.                                       Delaware

UHS of Peachford, L.P.                                      Delaware

Name of Subsidiary                                 Jurisdiction of Incorporation
--------------------------------------------------------------------------------
UHS of Pennsylvania, Inc.                                   Pennsylvania

UHS of Provo Canyon, Inc.                                   Delaware

UHS of Puerto Rico, Inc.                                    Delaware

UHS of Ridge, Inc.                                          Delaware

UHS of River Parishes, Inc.                                 Louisiana

UHS of Rockford, Inc.                                       Delaware

UHS of Talbot, L.P.                                         Delaware

UHS of Timberlawn, Inc.                                     Texas

UHS of Waltham, Inc.                                        Massachusetts

UHS of Westwood Pembroke, Inc.                              Massachusetts

UHSMS, Inc.                                                 Delaware

UHSR Corporation                                            Delaware

Universal Community Behavioral Health, Inc.                 Pennsylvania

Universal Health Network, Inc.                              Nevada

Universal Health Pennsylvania Properties, Inc.              Pennsylvania

Universal Health Recovery Centers, Inc.                     Pennsylvania

Universal Health Services of Cedar Hill, Inc.               Texas

Universal Health Services of Concord, Inc.                  California

Universal Health Services of Palmdale, Inc.                 Delaware

Universal Health Services of Rancho Springs,                California
Inc.

Universal Probation Services, Inc.                          Georgia

Universal Treatment Centers, Inc.                           Delaware

Valley Health System, L.L.C.                                Delaware

Valley Hospital Medical Center, Inc.                        Nevada

Valley Surgery Center, L.P.                                 Delaware

Victoria Regional Medical Center, Inc.                      Texas

Name of Subsidiary Jurisdiction of Incorporation
--------------------------------------------------------------------------------
Vista Diagnostic Center, L.L.C .                            Nevada

Wellington Physician Alliances, Inc.                        Florida

Wellington Regional Health & Education                      Florida
Foundation, Inc.

Wellington Regional Medical Center                          Florida
Incorporated

                                   SCHEDULE 2
                                   Insurance

                                                                                                                     Projected
Policy                      Carrier               States Covered   Policy Limits                     Rating Plan    Ultimate Cost
-------------------------   -------------------   --------------   -------------------------------   ------------   -------------
Property - U. S.            UHS Self Insured      All              $5M / annual aggregate            Self Insured   $   1,000,000
                            Retention

                            Royal Insurance       All              $200M, excess of $1M self         Gtd. Cost      $     800,000
                                                                   insured annual aggregate

Property - Puerto Rico      Royal Insurance       Puerto Rico      $132M                             GTd. Cost      $     290,000

                            Lilely Insurers:      Puerto Rico      $50M x $10M                       Gtd. Cost      $     360,000
                            Royal, Reliance

Primary General and         Self Insured          All              CGL - $10,000,000 each            Self Insured   $  27,100,000
Hospital Professional                                              occurrence*
Liability                                                          HPL - $10,000,000 each
                                                                   occurrence*

                                                                   Excludes: McAllen, Edinburg,
                                                                   McAllen Heart Hospital, Fort
                                                                   Duncan, UHS of Puerto Rico,
                                                                   Inc.(3 hospitals), Hospital San
                                                                   Juan Capestrano

First Excess Layer          Likely Insurers:      All              CGL - $15M x $10M                 Gtd. Cost      $  11,500,000
CGL, HPL, Auto, EL          CNA, AIG,                              HPL - $15M x $10M
                            Transatlantic Swiss                    Auto and EL - $19M x $1M
                            RE, General RE

Second Excess Layer         X. L. Insurance Co.   All              CGL - $75M x $25M                 Gtd. Cost      $     300,000
General and Hospital                                               HPL - $75M x $25M
Professional Liability

McAllen Medical Center      Texas Joint           Texas            HPL - $1M / $3M                   Gtd. Cost      $  2, 200,000
Edinburg Regional Medical   Underwriting                           (separate limits each hospital)
Center                      Association (JUA)

McAllen Heart Hospital       Fireman's Fund       Texas                CGL & HPL - $1M / $3M            Gtd. Cost     $   250,000

Fort Duncan Medical Center   JUA                  Texas                HPL - $1M / $3M                  Gtd. Cost     $   350,000

UHS of Puerto Rico, Inc.     CGL - AIG            Puerto Rico          CGL - $1M / $3M*                 Gtd. Cost     $    75,000
San Juan Capestrano          HPL - SiMed                               HPL - $100K / $300K*             Gtd. Cost     $ 1,250,000

                                                                       *Limits excess of the primary
                                                                       limits shown above are self
                                                                       insured up to $10M per
                                                                       occurrence.

Louisiana Patients'          State of Louisiana   Louisiana            $400,000 x $100,000 HPL Only     State Fund    $   500,000
Compensation Fund

Radiation Therapy Program    Doctors Company      Indiana, Kentucky    Primary CGL / HPL - $1M / $3M     Gtd. Cost    $    85,000
Primary and Excess                                Nevada, Washington   Excess CGL / HPL - $10M / occ
General and Professional                          California
Liability

Workers' Compensation and    AIG                  All except WA        WC - statutory                   Large Loss    Fixed Exp.
Employers Liability                                                    EL - $2,000,000                  Deductible    $3.1M
                                                                                                        Program -     Variable
                                                                                                        $500K         Exp.- $6.4M
                                                                                                        each
                                                                                                        accident

Excess Workers'              AIG                  WA                   WC - Statutory                   Large Loss    $    10,000
Compensation and EL                                                    EL - $2,000,000                  Deductible
                                                                                                        Program -
                                                                                                        $500K
                                                                                                        each
                                                                                                        accident

Commercial Automobile        Likely Insurers:     US                   $1M per occurrence limit         Large Loss   Premium - $160K
                             Royal Insurance                                                            Deductible   Losses - $400K
                             AIG                                                                        - 100K

                                                  Puerto Rico          $1M per occurrence limit         Gtd.Cost      $    65,000

Comprehensive Crime          Federal              All                  $3M policy limit                 Gtd. Cost     $    40,000

Fiduciary & Special Crime    National Union       All                  $10M policy limit including      Gtd. Cost     $    25,000
                                                                       defense
                                                                       Special Crime - $1M policy
                                                                       limit

UHS / REIT Directors' and    Genesis              All                  $5M policy limit including       Gtd. Cost     $   125,000
Officers' Liability                                                    defense

Managed Care E&O / D&O       ERC                  SC, CA, NV, LA, TX   E&O - $1M / $1M                  Gtd. Cost     $   176,500
                                                                       D&O - $3M /$ 3M

Airport Premises Liability   AIG Aviation         All                  $100M policy limit               Gtd. Cost     $    90,000
Non- Owned Aircraft
Liability
Excess Premises and Non-
Owned Aircraft Liability

                                                                       EXHIBIT A

                                      NOTE

                                      New York, New York

                                                     , 200
                                      ---------------     --

     For value received, [NAME OF BORROWER] (the "Borrower"), promises to pay to
the order of               (the "Bank"), for the account of its Applicable
             -------------
Lending Office, the unpaid principal amount of each Loan made by the Bank to the Borrower pursuant to the Credit Agreement referred to below on the maturity date provided for in the Credit Agreement. The Borrower promises to pay interest on the unpaid principal amount of each such Loan on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made (i) if in Dollars, in lawful money of the United States in Federal or other immediately available funds at the office of JPMorgan Chase Bank, at One Chase Manhattan Plaza, New York, New York or (ii) if in an Alternative Currency, in such funds as may then be customary for the settlement of international transactions in such Alternative Currency at the place specified for payment thereof pursuant to the Credit Agreement.

     All Loans made by the Bank, the respective types and maturities thereof and all repayments of the principal thereof shall be recorded by the Bank and, if the Bank so elects in connection with any transfer or enforcement hereof, appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding may be endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

     This note is one of the Notes referred to in the Credit Agreement dated as of December 13, 2001 among Universal Health Services, Inc., a Delaware corporation, the Eligible Subsidiaries referred to therein, the banks listed on the signature pages thereof, JPMorgan Chase Bank, as Administrative Agent, Bank of America, N.A., as Syndication Agent and First Union National Bank and Fleet National Bank, as Co-Documentation Agents (as the same may be amended from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement and not otherwise defined herein are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof.

                                                              [NAME OF BORROWER]

                                                   By:
                                                      --------------------------
                                                      Name:
                                                      Title:

                        LOANS AND PAYMENTS OF PRINCIPAL

--------------------------------------------------------------------------------
          Currency
            and
          Amount of      Type of      Principal      Maturity      Notation
Date        Loan          Loan         Repaid          Date         Made By
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                       EXHIBIT B - Competitive Bid Quote Request

                     Form of Competitive Bid Quote Request

                                                                          [Date]

To:  JPMorgan Chase Bank
     (the "Administrative Agent")

From:[Name of Borrower] (the "Borrower")

Re: Credit Agreement (as the same may be amended from time to time, the "Credit Agreement") dated as of December 13, 2001 among Universal Health Services, Inc., the Eligible Subsidiaries referred to therein, the Banks party thereto, the Administrative Agent, Bank of America, N.A., as Syndication Agent and First Union National Bank and Fleet National Bank, as Co-Documentation Agents

     We hereby give notice pursuant to Section 2.03 of the Credit Agreement that we request Competitive Bid Quotes for the following proposed Competitive Bid Borrowing(s):

Date of Borrowing:
                   ------------------

Principal Amount *         Interest Period **
----------------           ---------------

$

     Such Competitive Bid Quotes should offer a Competitive Bid [Margin] [Absolute Rate]. [The applicable base rate is the London Interbank Offered Rate.]

Terms used herein and not otherwise defined herein have the meanings assigned to them in the Credit Agreement.

                                                    [NAME OF BORROWER]


                                                    By
                                                      --------------------------
                                                     Name:
                                                     Title:

--------------------------
     * Amount must be $5,000,000 or a larger multiple of $1,000,000.

     ** Not less than one month (LIBOR Auction) or not less than 7 days (Absolute Rate Auction), subject to the provisions of the definition of Interest Period.

                               EXHIBIT C - Invitation for Competitive Bid Quotes

                 Form of Invitation for Competitive Bid Quotes

To:  [Name of Bank]

Re:  Invitation for Competitive Bid Quotes to [Name of Borrower] (the
     "Borrower")

     Pursuant to Section 2.03 of the Credit Agreement dated as of December 13, 2001 among Universal Health Services, Inc., the Eligible Subsidiaries referred to therein, the Banks party thereto, the undersigned, as Administrative Agent, Bank of America, N.A., as Syndication Agent and First Union National Bank and Fleet National Bank, as Co-Documentation Agents, we are pleased on behalf of the Borrower to invite you to submit Competitive Bid Quotes to the Borrower for the following proposed Competitive Bid Borrowing(s):

Date of Borrowing:
                   ------------------

Principal Amount           Interest Period
----------------           ---------------

$

     Such Competitive Bid Quotes should offer a Competitive Bid [Margin] [Absolute Rate]. [The applicable base rate is the London Interbank Offered Rate.]

Please respond to this invitation by no later than [2:00 P.M.] [9:30 A.M.] (New York City time) on [date].

Terms used herein and not otherwise defined herein have the meanings assigned to them in the Credit Agreement.

                                   JPMORGAN CHASE BANK,
                                     as Administrative Agent


                                   By
                                     ----------------------
                                     Authorized Officer

                                               EXHIBIT D - Competitive Bid Quote

                         Form of Competitive Bid Quote

To:  JPMorgan Chase Bank, as Administrative Agent

Re:  Competitive Bid Quote to [Name of Borrower] (the "Borrower")

     In response to your invitation on behalf of the Borrower dated
             ,     , we hereby make the following Competitive Bid Quote on the
-------------  ----
following terms:

1.   Quoting Bank:
                   --------------------------------

2.   Person to contact at Quoting Bank:

     ----------------------------------

3.   Date of Borrowing:                      *
                        --------------------

4. We hereby offer to make Competitive Bid Loan(s) in the following principal amounts, for the following Interest Periods and at the following rates:

Principal       Interest           Competitive Bid
Amount **       Period ***        [Margin ****] [Absolute Rate *****]
---------       ----------        -----------------------------------

[Provided, that the aggregate principal amount of Competitive Bid Loans for
which the above offers may be accepted shall not exceed $            .]**
                                                         ------------

     We understand and agree that the offer(s) set forth above, subject to the satisfaction of the applicable conditions set forth in the Credit Agreement dated as of December 13, 2001 among Universal Health Services, Inc., the Eligible Subsidiaries referred to therein, the Banks party thereto, yourselves, as Administrative Agent, Bank of America, N.A., as Syndication Agent and First Union National Bank and Fleet National Bank, as Co-

---------------------------
     * As specified in the related Invitation.

     ** Principal amount bid for each Interest Period may not exceed principal amount requested. Specify aggregate limitation if the sum of the individual offers exceeds the amount the Bank is willing to lend. Each bid must be made for $5,000,000 or a larger multiple of $1,000,000..

     *** Not less than one month or not less than 7 days, as specified in the related Invitation. No more than five bids are permitted for each Interest Period.

     **** Margin over or under the London Interbank Offered Rate determined for the applicable Interest Period. Specify percentage (to the nearest 1/10,000th of 1%) and specify whether "PLUS" or "MINUS".

     ***** Specify rate of interest per annum (to the nearest 1/10,000th of 1%).

Documentation Agents, irrevocably obligate(s) us to make the Competitive Bid Loan(s) for which any offer(s) are accepted, in whole or in part.

                                             Very truly yours,

                                             [NAME OF BANK]


Dated:                                       By:
      ---------------                           --------------------------
                                              Authorized Officer

                                                                     EXHIBIT E-1

                    [Opinion of Fulbright & Jaworski L.L.P.,
                            Counsel for the Company]

To the Banks Referred to Below
c/o JPMorgan Chase Bank, as Administrative Agent
270 Park Avenue
New York, New York 10017

     Re: Credit Agreement dated as of December 13, 2001 among Universal Health Services, Inc., the Eligible Subsidiaries referred to therein, the banks named therein (the "Banks"), JPMorgan Chase Bank (the "Administrative Agent"), as Administrative Agent, Bank of America, N.A., as Syndication Agent and First Union National Bank and Fleet National Bank, as Co-Documentation Agents

Ladies and Gentlemen:

     We have acted as counsel to Universal Health Services, Inc., a Delaware corporation (the "Company"), and its existing corporate Subsidiaries, in connection with the Credit Agreement referred to above (the "Credit Agreement"), which provides for the extension of loans to the Company by the Banks in an aggregate principal amount not exceeding $400,000,000 at any one time outstanding. All terms defined in the Credit Agreement are used herein with their defined meanings unless the context otherwise requires. For purposes of this opinion, the term "Documents" shall mean collectively, the Credit Agreement and the Notes.

     In connection with this opinion, we have examined the Documents and such other documents and questions of law as we deem necessary for the purposes of this opinion. We have also examined such certificates of public officials, corporate officers of the Company and of other persons as we have deemed relevant and appropriate as a basis for the opinions expressed herein, and we have made no effort to independently verify the facts set forth in such certificates. Further, in making the foregoing examinations, we have assumed the genuineness of all signatures, the legal capacity of each person signatory to any of the documents reviewed by us, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies. In making the foregoing examinations, we have assumed that all representations and warranties made in the aforesaid documents (other than those which are expressed herein as our opinions) were and are true, correct and complete.

     In rendering the opinions expressed herein, we have assumed that (a) each of the Documents has been duly authorized, executed and delivered by each of the parties thereto, (b) each such party has the requisite power and authority to execute, deliver and

                                      E1-1
perform its obligations under each of the Documents and (c) the Documents constitute the legal, valid and binding obligations of each of the parties thereto (other than of the Company as provided in the next paragraph).

     Based upon the foregoing, and upon an examination of such questions of law as we have considered necessary or appropriate, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we advise you that, in our opinion each of the Documents is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

     Our opinions are subject to the following assumptions, exceptions, qualifications and limitations:

     A. Our opinions are expressly limited to matters under and governed by the internal laws of the State of New York and the Federal laws of the United States. With respect to laws, regulations and the like referred to herein, in addition to all other limitations set forth herein, such references are limited to laws, regulations and the like of the State of New York and the United States as are in effect and force as of even date of this opinion.

     B. Our opinions are subject to the following:

     (1) The enforceability of a Document may be limited or affected by (a) bankruptcy, insolvency, reorganization, moratorium, liquidation, rearrangement, probate, conservatorship, fraudulent transfer, fraudulent conveyance and other similar laws (including court decisions) now or hereafter in effect and affecting the rights and remedies of creditors generally or providing for the relief of debtors, (b) the refusal of a particular court to grant (i) equitable remedies, including, without limiting the generality of the foregoing, specific performance and injunctive relief, or (ii) a particular remedy sought under any Document as opposed to another remedy provided for therein or another remedy available at law or in equity, (c) general principles of equity (regardless of whether such remedies are sought in a proceeding in equity or at law), and (d) judicial discretion.

     (2) We express no opinion as to the legality, validity, enforceability or binding effect of any provisions relating to indemnities and rights of contribution to the extent prohibited by public policy or which might require indemnification for losses or expenses caused by negligence, gross negligence, willful misconduct, fraud or illegality of an indemnified party.

     (3) We note that the enforceability of specific provisions of the Documents may be subject to standards of reasonableness, care and diligence and "good faith" limitations and obligations such as those provided in Sections 1-102(3), 1-203, 1-208 and 5-109 of the New York Uniform Commercial Code, and applicable principles of common law and judicial decisions.

                                      E1-2

     (4) We have assumed that the Banks will enforce each Document in compliance with the provisions thereof and all requirements of applicable law.

     (5) We express no opinion as to the validity or enforceability of any provision of a Document that:

          (a) purports to waive or otherwise affect any right, defense or the application of any law that cannot be waived or otherwise affected as a matter of law;

          (b) constitutes a submission to or acceptance of the jurisdiction of, or permits an action against any person to be brought, or waives any objection to the laying of venue or choice of forum in such an action, in the courts of any jurisdiction, other than the courts of the State of New York or the federal courts of the United States of America sitting in the State of New York; or

          (c) permits an action against any person to be brought in the courts of the State of New York or in the federal courts of the United States of America sitting in the State of New York: (i) if such Person has not been served with process in that action in accordance with applicable rules of procedure; or (ii) if the court in which the action is brought does not have jurisdiction of the subject matter of the action.

     The opinions expressed herein are solely for the benefit of, and may only be relied upon by, the addresses hereof. This opinion may not be furnished to, or relied upon by, any other person without the prior written consent of this Firm. The opinions expressed herein are as of the date hereof, and we make no undertaking to amend or supplement such opinions as facts and circumstances come to our attention or changes in the law occur which could affect such opinions.

                                             Very truly yours,

                                      E1-3

                                                                     EXHIBIT E-2
                  [Opinion of General Counsel of the Borrower]

                                             [Effective Date]
To the Banks Referred to Below               Fulbright & Jaworski L.L.P.
c/o JPMorgan Chase Bank,                     666 Fifth Avenue
as Administrative Agent                      New York, NY 10103
270 Park Avenue
New York, New York 10017

     Re: Credit Agreement dated as of December 13, 2001, among Universal Health Services, Inc., the Eligible Subsidiaries referred to therein, the banks named therein (the "Banks"), JPMorgan Chase Bank (the "Administrative Agent"), as Administrative Agent, Bank of America, N.A., as Syndication Agent and First Union National Bank and Fleet National Bank, as Co-Documentation Agents

Ladies and Gentlemen:

     I am General Counsel to Universal Health Services, Inc., a Delaware corporation (the "Company"), and its existing corporate Subsidiaries, and I am rendering this opinion in connection with the Credit Agreement referred to above (the "Credit Agreement"), which provides for the extension of loans to the Company by the Banks in an aggregate principal amount not exceeding $400,000,000 at any one time outstanding. All terms defined in the Credit Agreement are used herein with their defined meanings unless the context otherwise requires.

     In connection with this opinion I have examined such certificates of officers of the Company and its Subsidiaries and originals or copies certified to my satisfaction of such corporate documents and resolutions of the Company and its Subsidiaries and other corporate records as I have deemed relevant and necessary as the basis for my opinion hereinafter set forth. I have relied upon
(i) such certificates of officers of the Company and its Subsidiaries with respect to the accuracy of factual matters contained therein with respect to the operations and properties of the Company and its Subsidiaries and (ii) certain certificates of public officials.

     On the basis of the foregoing, I am of the opinion that:

     1. Each of the Company and its existing corporate Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of

                                      E2-1
its incorporation and is duly qualified as a foreign corporation and in good standing in each other jurisdiction in which the conduct of its business or the ownership of its property requires such qualification.

     2. Each of the Company and its existing Subsidiaries has all corporate powers required to own its properties and conduct its business as now conducted. The Company has the corporate power and authority to execute, deliver and perform the Credit Agreement and its Notes and to borrow under the Credit Agreement. The Company has taken all necessary corporate action to authorize the borrowings under the Credit Agreement and to authorize the execution, delivery and performance of the Credit Agreement and its Notes.

     3. The execution, delivery and performance by the Company of the Credit Agreement and its Notes will not violate any provision of any existing law or regulation or the Restated Certificate of Incorporation, as amended, or By-Laws of the Company or the charter or by-laws of any such Subsidiary or, to the best of my knowledge after due inquiry, of any judgment, order, decree or award of any court, arbitrator or governmental body, any mortgage, indenture, security agreement, contract, undertaking or other agreement to which the Company or any Subsidiary is a party or that is or may be binding upon any of them or any of their respective properties or assets and of which I have knowledge and will not result in the imposition or creation of any Lien on any thereof pursuant to the provisions of any such mortgage, indenture, security agreement, contract, undertaking or other agreement to which the Company or any Subsidiary is a party or that is or may be binding upon any of them or any of their respective properties or assets and of which I have knowledge.

     4. No consent of any other Person (including stockholders of the Company) and no license, approval or authorization of, exemption by, or registration or declaration with, any governmental body is required in connection with the execution, delivery or performance by the Company, or the validity or enforceability against the Company of the Credit Agreement and its Notes.

     5. To the best of my knowledge after due inquiry, except as described in the Company's Annual Report on Form 10-K for the year ended December 31, 2000, which has previously been delivered to the Banks, there are no actions, suits or proceedings pending or threatened against or affecting the Company or any Subsidiary or any of their respective properties in any court or before any arbitrator of any kind or before or by any governmental body, except actions, suits or proceedings of the character normally incident to the kind of business conducted by the Company and its Subsidiaries that (a) would not materially impair the right or ability of the Company or any Subsidiary to carry on its business substantially as now conducted and (b) would not have a material adverse effect on the consolidated financial condition of the Company and its Subsidiaries, and there are no actions, suits or proceedings pending or threatened that relate to or which in any manner draw into question the validity of any of the transactions contemplated by the Credit Agreement.

                                      E2-2

     6. Neither the Company nor any of its Subsidiaries is an "investment company" or an "affiliated person" thereof, within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

     The opinions set forth above are subject to the following qualifications:

          (a) The enforceability of the Company's obligations under the Credit Agreement and its Notes are subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally;

          (b) I express no opinion as to the availability of the equitable remedy of specific performance (other than with respect to obligations for the payment of money) or injunctive relief; and

          (c) I am qualified to practice law in the Commonwealth of Pennsylvania and nothing herein shall constitute an opinion as to the laws of any jurisdiction other than the laws of the Commonwealth of Pennsylvania and the federal law of the United States of America.

                                             Very truly yours,

                                      E2-3

                                                                       EXHIBIT F

                                   OPINION OF
                     DAVIS POLK & WARDWELL, SPECIAL COUNSEL
                          FOR THE ADMINISTRATIVE AGENT

To the Banks and the Administrative Agent
 Referred to Below
c/o JPMorgan Chase Bank, as Administrative Agent
270 Park Avenue
New York, New York 10017

Dear Sirs:

     We have participated in the preparation of the Credit Agreement (the "Credit Agreement") dated as of December 13, 2001 among Universal Health Services, Inc., a Delaware corporation (the "Company"), the Eligible Subsidiaries referred to therein, the banks listed on the signature pages thereof (the "Banks"), JPMorgan Chase Bank, as Administrative Agent (the "Administrative Agent"), Bank of America, N.A., as Syndication Agent and First Union National Bank and Fleet National Bank, as Co-Documentation Agents, and have acted as special counsel for the Administrative Agent for the purpose of rendering this opinion pursuant to Section 3.01(e) of the Credit Agreement. Terms defined in the Credit Agreement are used herein as therein defined.

     We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion.

     Upon the basis of the foregoing, we are of the opinion that:

     1. The execution, delivery and performance by the Company of the Credit Agreement and the Notes are within the Company's corporate powers and have been duly authorized by all necessary corporate action.

     2. The Credit Agreement constitutes a valid and binding agreement of the Company and each of its Notes constitutes a valid and binding obligation of the Company, in each case enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by general principles of equity.

     We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York, the federal laws of the United States of America and the General Corporation Law of the State of Delaware. In giving the foregoing opinion, we express no opinion as to the effect (if any) of any law of any jurisdiction (except the State of New York) in which any Bank is located which limits the rate of interest that such Bank may charge or collect.

     This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by any other person without our prior written consent.

                                             Very truly yours,

                                                                       EXHIBIT G

                            ELECTION TO PARTICIPATE

                                                                          , 200
                                                       ---------------- --     -

JPMorgan Chase Bank, as
Administrative Agent for
 the Lenders party to the Credit
 Agreement dated as of December 13, 2001
 among Universal Health Services, Inc.,
 the Eligible Subsidiaries referred to therein, such Lenders, the Administrative Agent,
 Bank of America, N.A., as Syndication Agent and First Union National Bank and Fleet
 National Bank, as Co-Documentation Agents
 (as the same may be amended from time
to time, the "Credit Agreement")

Dear Sirs:

     Reference is made to the Credit Agreement described above. Terms not defined herein which are defined in the Credit Agreement have for purposes hereof the meanings provided therein.

     The undersigned, [Name of Eligible Subsidiary], a [Jurisdiction of Incorporation] corporation, hereby elects to be an Eligible Subsidiary for purposes of the Credit Agreement, effective from the date hereof until an Election to Terminate shall have been delivered on behalf of the undersigned in accordance with the Credit Agreement. The undersigned confirms that the representations and warranties set forth in Article 9 of the Credit Agreement are true and correct as to the undersigned as of the date hereof, and the undersigned agrees to perform all the obligations of an Eligible Subsidiary under, and to be bound in all respects by the terms of, the Credit Agreement, including without limitation Section 11.09 thereof, as if the undersigned were a signatory party thereto.

     [Tax disclosure pursuant to Section 8.04.]

     The address to which all notices to the undersigned under the Credit Agreement should be directed is:

     [Address]

This instrument shall be construed in accordance with and governed by the laws of the State of New York.

                                             Very truly yours,

                                             [NAME OF ELIGIBLE SUBSIDIARY]


                                             By:
                                                --------------------------------
                                                Name:
                                                Title:

The undersigned confirms that [Name of Eligible Subsidiary] is an Eligible Subsidiary for purposes of the Credit Agreement described above.

                                             UNIVERSAL HEALTH SERVICES, INC.


                                             By:
                                                --------------------------------
                                                Name:
                                                Title:

Receipt of the above Election to Participate is acknowledged on and as of the date set forth above.

                                             JPMORGAN CHASE BANK,
                                             as Administrative Agent


                                             By:
                                                --------------------------------
                                                Name:
                                                Title:

                                                                       EXHIBIT H

                             ELECTION TO TERMINATE

                                                                          , 200
                                                       ---------------- --     -

JPMorgan Chase Bank, as
Administrative Agent for
 the Lenders party to the Credit
 Agreement dated as of December 13, 2001
 among Universal Health Services, Inc.,
 the Eligible Subsidiaries referred to therein, such Lenders, the Administrative Agent,
 Bank of America, N.A., as Syndication Agent and
 First Union National Bank and Fleet National Bank, as Co-Documentation Agents
(as the same may be amended from time
 to time, the "Credit Agreement")

Dear Sirs:

     Reference is made to the Credit Agreement described above. Terms not defined herein which are defined in the Credit Agreement have for purposes hereof the meanings provided therein.

     The undersigned, [Name of Eligible Subsidiary], a [Jurisdiction of Incorporation] corporation, hereby elects to terminate its status as an Eligible Subsidiary for purposes of the Credit Agreement, effective as of the date hereof. The undersigned represents and warrants that all principal and interest on all Loans made to the undersigned and all other amounts payable by the undersigned pursuant to the Credit Agreement have been paid in full on or before the date hereof. Notwithstanding the foregoing, this Election to Terminate shall not affect any obligation of the undersigned heretofore incurred under the Credit Agreement or any Note.

     This instrument shall be construed in accordance with and governed by the laws of the State of New York.

                                             Very truly yours,

                                             [NAME OF ELIGIBLE SUBSIDIARY]


                                             By:
                                                --------------------------------
                                                Name:
                                                Title:

The undersigned confirms that the status of [Name of Eligible Subsidiary] as an Eligible Subsidiary for purposes of the Credit Agreement described above is terminated as of the date hereof.

                                             UNIVERSAL HEALTH SERVICES, INC.


                                             By:
                                                --------------------------------
                                                Name:
                                                Title:

Receipt of the above Election to Terminate is acknowledged on and as of the date set forth above.

                                             JPMORGAN CHASE BANK,
                                             as Administrative Agent


                                             By:
                                                --------------------------------
                                                Name:
                                                Title:

                                                                       EXHIBIT I

                 OPINION OF COUNSEL FOR AN ELIGIBLE SUBSIDIARY

                                       [Dated as provided in Section 3.03 of the
                                        Credit Agreement]

To the Lenders and Agents
    Referred to Below
c/o JPMorgan Chase Bank
    270 Park Avenue
    New York, New York 10017

Dear Sirs:

     I am counsel to [Name of Eligible Subsidiary], a [Jurisdiction of Incorporation] corporation (the "Borrower") and give this opinion pursuant to
Section 3.03 of the Credit Agreement (the "Credit Agreement") dated as of December 13, 2001 among Universal Health Services, Inc., the Eligible Subsidiaries referred to therein, the Lenders party thereto, JPMorgan Chase Bank, as Administrative Agent, Bank of America, N.A., as Syndication Agent and First Union National Bank and Fleet National Bank, as Co-Documentation Agents. Terms defined in the Credit Agreement are used herein as therein defined.

     I have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as I have deemed necessary or advisable for purposes of this opinion.

     Upon the basis of the foregoing, I am of the opinion that:

     1. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of [Jurisdiction of Incorporation], and is a Majority-Owned Consolidated Subsidiary of the Company.

     2. The execution and delivery by the Borrower of its Election to Participate and its Notes and the performance by the Borrower of the Credit Agreement and its Notes are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the Organizational Documents of the Borrower or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or the Company or any of its Subsidiaries or result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries.

     3. The Credit Agreement constitutes a valid and binding agreement of the Borrower and its Notes constitute valid and binding obligations of the Borrower, in each case enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and general principles of equity.

     4. Except as disclosed in the Borrower's Election to Participate, there is no income, stamp or other tax of [Jurisdiction of Incorporation and, if different, Principal Place of Business], or any taxing authority thereof or therein, imposed by or in the nature of withholding or otherwise, which is imposed on any payment to be made by the Borrower pursuant to the Credit Agreement or its Notes, or is imposed on or by virtue of the execution, delivery or enforcement of its Election to Participate or its Notes.

                                                Very truly yours,

                                                                       EXHIBIT J

                      ASSIGNMENT AND ASSUMPTION AGREEMENT

     AGREEMENT dated as of          , 20   among [ASSIGNOR] (the "Assignor"),
                           ---------    --
[ELIGIBLE ASSIGNEE] (the "Eligible Assignee"), UNIVERSAL HEALTH SERVICES, INC. (the "Company"), JPMORGAN CHASE BANK, as Administrative Agent (the "Administrative Agent") and [ISSUING BANK(S)], as Issuing Bank(s).

                              W I T N E S S E T H
                              -------------------

     WHEREAS, this Assignment and Assumption Agreement (the "Agreement") relates to the Credit Agreement dated as of December 13, 2001 among the Company, the Eligible Subsidiaries referred to therein, the Assignor and the other Banks party thereto, as Banks, the Administrative Agent, Bank of America, N.A., as Syndication Agent and First Union National Bank and Fleet National Bank, as Co-Documentation Agents (the "Credit Agreement");

     WHEREAS, as provided under the Credit Agreement, the Assignor has a Commitment to make Loans and participate in Letters of Credit in an aggregate
Dollar Amount at any time outstanding not to exceed $   ,000,000;
                                                     ---

     WHEREAS, [Syndicated] Loans made to the Borrower by the Assignor under the
Credit Agreement in the aggregate Dollar Amount of $           are outstanding
                                                    ----------
at the date hereof;

     WHEREAS, Letters of Credit with a total Dollar Amount available for drawing
thereunder of $           are outstanding at the date hereof; and
               ----------

     WHEREAS, the Assignor proposes to assign to the Eligible Assignee all of the rights of the Assignor under the Credit Agreement and the other Loan Documents in respect of a portion of its Commitment thereunder in an amount
equal to $           (the "Assigned Amount"), together with a corresponding
          ----------
portion of its outstanding [Syndicated] Loans and Letter of Credit Liabilities, and the Eligible Assignee proposes to accept assignment of such rights and assume the corresponding obligations from the Assignor on such terms;

     NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

     SECTION 1. Definitions. All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement.

     SECTION 2. Assignment. The Assignor hereby assigns and sells to the Eligible Assignee all of the rights of the Assignor under the Credit Agreement and the other Loan Documents to the extent of the Assigned Amount, and the Eligible Assignee hereby accepts such assignment from the Assignor and assumes all of the obligations of the Assignor under the Credit Agreement to the extent of the Assigned Amount, including the purchase from the Assignor of the corresponding portion of the principal amount of the Syndicated Loans made by, and Letter of Credit Liabilities of, the Assignor outstanding at the date hereof. Upon the execution and delivery hereof by the Assignor, the Eligible Assignee, the Company and the Administrative Agent and the payment of the amounts specified in Section 3 required to be paid on the date hereof (i) the Eligible Assignee shall, as of the date hereof, succeed to the rights and be obligated to perform the obligations of a Bank under the Credit Agreement with a Commitment in an amount equal to the Assigned Amount, and (ii) the Commitment of the Assignor shall, as of the date hereof, be reduced by a like amount and the Assignor released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Eligible Assignee. The assignment provided for herein shall be without recourse to the Assignor.

     SECTION 3. Payments. As consideration for the assignment and sale contemplated in Section 2 hereof, the Eligible Assignee shall pay to the Assignor on the date hereof in Federal funds the amount heretofore agreed between them. * It is understood that facility and Letter of Credit fees accrued to the date hereof in respect of the Assigned Amount are for the account of the Assignor and such fees accruing from and including the date hereof are for the account of the Eligible Assignee. Each of the Assignor and the Eligible Assignee hereby agrees that if it receives any amount under the Credit Agreement which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party's interest therein and shall promptly pay the same to such other party.

     SECTION 4. Consents. This Agreement is conditioned upon the consent of the Company, the Issuing Banks and the Administrative Agent pursuant to Section 10.06(c) of the Credit Agreement. The execution of this Agreement by the Company, the Issuing Banks and the Administrative Agent is evidence of this consent.

     SECTION 5. Non-Reliance on Assignor. The Assignor makes no representation or warranty in connection with, and shall have no responsibility with respect to, the solvency, financial condition or statements of the Company or any of its Subsidiaries, or the validity and enforceability of the obligations of the Borrower or any of its Subsidiaries in respect of any Loan Document. The Eligible Assignee acknowledges that it has, independently and without reliance on the Assignor, and based on such documents and

--------------------
     * Amount should combine principal together with accrued interest and breakage compensation, if any, to be paid by the Eligible Assignee, net of any portion of any upfront fee to be paid by the Assignor to the Eligible Assignee. It may be preferable in an appropriate case to specify these amounts generically or by formula rather than as a fixed sum.

information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and will continue to be responsible for making its own independent appraisal of the business, affairs and financial condition of the Company and its Subsidiaries.

     SECTION 6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     SECTION 7. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

                                             [ASSIGNOR]


                                             By
                                                --------------------------------
                                                Title:


                                             [ELIGIBLE ASSIGNEE]


                                             By
                                                --------------------------------
                                                Title:


                                             UNIVERSAL HEALTH SERVICES, INC.


                                             By
                                                --------------------------------
                                                Title:


                                             JPMORGAN CHASE BANK


                                             By
                                                --------------------------------
                                                Title:
                                             [ISSUING BANK]

                                             By
                                                --------------------------------
                                                Title:

                                                                       EXHIBIT K

                             DESIGNATION AGREEMENT

     Reference is made to the Credit Agreement dated as of December 13, 2001 (as amended from time to time, the "Credit Agreement") among Universal Health Services, Inc., a Delaware corporation (the "Company"), the Eligible Subsidiaries referred to therein, the Lenders party thereto, JPMorgan Chase Bank, as Administrative Agent (the "Administrative Agent"), Bank of America, N.A., as Syndication Agent and First Union National Bank and Fleet National Bank, as Co-Documentation Agents. Terms defined in the Credit Agreement are used
herein with the same meaning.                   (the "Designator") and
                              -----------------
                 (the "Designee") agree as follows:
----------------

     1. The Designator designates the Designee as its Designated Lender under the Credit Agreement and the Designee accepts such designation.

     2. The Designator makes no representations or warranties and assumes no responsibility with respect to the financial condition of any Borrower or the performance or observance by any Borrower of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto.

     3. The Designee (i) confirms that it is an Eligible Designee; (ii) appoints and authorizes the Designator as its administrative agent and attorney-in-fact and grants the Designator an irrevocable power of attorney to receive payments made for the benefit of the Designee under the Credit Agreement and to deliver and receive all communications and notices under the Credit Agreement, if any, that the Designee is obligated to deliver or has the right to receive thereunder; (iii) acknowledges that the Designator retains the sole right and responsibility to vote under the Credit Agreement, including, without limitation, the right to approve any amendment or waiver of any provision of the Credit Agreement; and (iv) agrees that the Designee shall be bound by all such votes, approvals, amendments and waivers and all other agreements of the Designator pursuant to or in connection with the Credit Agreement, all subject to Section 11.05(b) of the Credit Agreement.

     4. The Designee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements referred to in Article 4 or delivered pursuant to Article 5 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Designation Agreement and (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Designator or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action it may be permitted to take under the Credit Agreement.

     5. Following the execution of this Designation Agreement by the Designator and the Designee and the consent hereto by the Company, it will be delivered to the Administrative Agent for its consent. This Designation Agreement shall become effective when the Administrative Agent consents hereto or on any later date specified on the signature page hereof.

     6. Upon the effectiveness hereof, the Designee shall have the right to make Loans or portions thereof as a Lender pursuant to Section 2.01 or 2.03 of the Credit Agreement and the rights of a Lender related thereto. The making of any such Loans or portions thereof by the Designee shall satisfy the obligations of the Designator under the Credit Agreement to the same extent, and as if, such Loans or portions thereof were made by the Designator.

     7. This Designation Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

IN WITNESS WHEREOF, the parties have caused this Designation Agreement to be executed by their respective officers hereunto duly authorized, as of the date first above written.

Effective Date:               , 200
                ----------- --     -

                                             [NAME OF DESIGNATOR]
                                             -----------------------------------


                                             By:
                                                --------------------------------
                                                Name:
                                                Title:

                                             [NAME OF DESIGNEE]


                                             By:
                                                --------------------------------
                                                Name:
                                                Title:

     The undersigned consent to the foregoing designation.

                                             UNIVERSAL HEALTH SERVICES, INC.


                                             By:
                                                --------------------------------
                                                Name:
                                                Title:


                                             JPMORGAN CHASE BANK,
                                             as Administrative Agent


                                             By:
                                                --------------------------------
                                                Name:
                                                Title: